UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ITT Inc.

(Name of Registrant as Specified In Its Charter)

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2018

Notice of Annual Meeting
& Proxy Statement

ITT Inc.

ITT Inc.
1133 Westchester Avenue
White Plains, NY 10604

DEAR FELLOW

SHAREHOLDER

DENISE L. RAMOS	FRANK T. MACINNIS
CHIEF EXECUTIVE OFFICER,	CHAIRMAN OF THE BOARD
PRESIDENT & DIRECTOR

April 9, 2018

On behalf of the ITT Inc. Board of Directors and executive officers, it is our pleasure to invite you to our 2018 Annual Meeting of Shareholders on Wednesday, May 23, 2018 in White Plains, New York.

At ITT, we are committed to fostering sound corporate governance. You’ll see that our attached 2018 Proxy Statement reflects our continued focus on delivering strong performance, cultivating an engaged and effective Board of Directors, maintaining regular dialogue with our shareholders and advancing transparent corporate governance practices.

2017 Performance: Throughout 2017, we drove activities across the enterprise to optimize execution while advancing our essential long-term growth strategies. We continued to grow in our key end markets including automotive, rail and general industrial. Our team also won significant new business including additional automotive platform wins in China, a new multi-million dollar rotorcraft platform and a record defense vehicle award for our shock absorber business. These multi-year awards — and others like them — are accelerating our forward momentum in exciting markets that will help drive our future growth. This performance drove strong returns for our shareholders, delivering a 40 percent total shareholder return in 2017.

Shareholder Engagement: Our Board is committed to engaging with our shareholders and thoughtfully considering their feedback and insights. In 2017, we enhanced our established investor outreach program by undertaking a significant shareholder engagement effort, which resulted in our reaching out to investors representing over 50 percent of our outstanding shares. These discussions covered a wide range of topics including our business and financial results, corporate governance, executive compensation program and sustainability initiatives. The feedback we received was shared with our full Board of Directors and is being actively incorporated into our go-forward plans. We look forward to continuing this valuable dialogue in 2018 and beyond.

Board Contributions To Our Success: In addition to reviewing and providing guidance on the Company’s strategic plan, our directors are committed to continually developing a deeper understanding of our people and workplaces. In 2017, the Board visited our recently acquired Wolverine Advanced Materials site in Virginia, where they had an opportunity to meet employees throughout the business and tour the facility. We also continued our commitment to best practices in corporate governance by evaluating all of our committees and rotating our Compensation and Personnel Committee and Nominating and Governance Committee chairs, continuing our commitment to effective board refreshment and proactive board succession planning.

Fostering Employee Engagement: In 2017, we continued our commitment to shaping a healthy and high-performing culture, defined by our Purpose of “We Solve It” and our Principles of Impeccable Character, Bold Thinking and Collective Know-how. We also advanced our efforts around employee engagement to energize our teams and help them better understand their role in driving innovation, growth and performance. This work is accompanied by our long-term focus on emphasizing that “how” our achievements are attained is just as important as “what” we accomplish. We believe that our commitment to employee engagement is a true competitive advantage and a key differentiator when growing our existing talent, recruiting new talent and partnering with our customers and other stakeholders.

On behalf of our Board of Directors, we thank you for your investment in ITT and your continued support. We look forward to welcoming you at our 2018 Annual Meeting of Shareholders.

Sincerely,

DENISE L. RAMOS

FRANK T. MACINNIS

NOTICE OF 2018 ANNUAL

MEETING OF SHAREHOLDERS

MEETING INFORMATION

WEDNESDAY, MAY 23, 2018
9:00 a.m. Eastern Time

ITT Inc.

1133 Westchester Avenue
White Plains, NY 10604

ITEMS OF BUSINESS

1.	To elect the 11 nominees named in the attached Proxy Statement to the Board of Directors, to serve until the 2019 annual meeting of shareholders or until their respective successors shall have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers.

4.	To approve an amendment to ITT’s Articles of Incorporation to reduce the threshold required for shareholders to call a special meeting.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WHO CAN VOTE, RECORD DATE

Holders of record of ITT Inc. common stock at the close of business on March 26, 2018 are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

MAILING OR AVAILABILITY DATE

Beginning on or about April 9, 2018, this Notice of 2018 Annual Meeting of Shareholders and the attached Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 26, 2018.

ABOUT PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone or by mailing a proxy card. You may also vote in person at the Annual Meeting. If you hold shares through a bank, broker or other institution, you may vote your shares by any method specified on the voting instruction form that they provide. See details under “How do I vote?” under “Additional Information about Proxy Statement and Voting.” We encourage you to vote your shares as soon as possible.

By order of the Board of Directors,

LORI B. MARINO

Corporate Secretary

April 9, 2018

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE	BY MAIL	BY PHONE	IN PERSON
Visit the website on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Call the telephone number on your proxy card	Attend the Annual Meeting in White Plains, NY See page 71 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ITT Inc.’s Annual Meeting of Shareholders to be held on Wednesday, May 23, 2018, at 9:00 a.m. Eastern Time

The Proxy Statement and 2017 Annual Report to Shareholders are available online at www.proxyvote.com

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COMPENSATION TABLES	52
Summary Compensation Table	52
All other Compensation Table	53
Grants of Plan-Based Awards in 2017	54
Outstanding Equity Awards at 2017 Fiscal Year End	55
Option Exercises and Stock Vested in 2017	56
2017 Pension Benefits	56
2017 Nonqualified Deferred Compensation	58
Potential Post-Employment Compensation	61
CEO Pay Ratio	65

COMPENSATION AND PERSONNEL COMMITTEE REPORT	66

2017 NON-MANAGEMENT DIRECTOR COMPENSATION	66

APPROVAL OF AN AMENDMENT TO ITT’S ARTICLES OF INCORPORATION TO REDUCE THE THRESHOLD REQUIRED FOR SHAREHOLDERS TO CALL A SPECIAL MEETING (PROXY ITEM NO. 4)	69

OTHER MATTERS	71
Information about the Proxy Statement & Voting	71
Stock Ownership of Directors, Executive Officers and Certain Shareholders	76
Section 16(a) Beneficial Ownership Reporting Compliance	77
Form 10-K	78

APPENDIX A	79

APPENDIX B	80

APPENDIX C	82

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PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire document before voting.

ANNUAL MEETING OF SHAREHOLDERS OF ITT INC.

Date	May 23, 2018
Time	9:00 a.m.
Location	ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604
Admission Information	See page 71 for instructions

VOTING ITEMS

Voting Item		Board Voting Recommendation	Further Information (page)
1.	To elect the 11 nominees named in the Proxy Statement to ITT’s Board of Directors	FOR each nominee	27
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018	FOR	33
3.	To conduct an advisory vote on the compensation of the Company’s named executive officers	FOR	36
4.	To approve an amendment to ITT’s Articles of Incorporation to reduce the threshold required for shareholders to call a special meeting	FOR	69

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 26, 2018. Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.

YOUR VOTE IS IMPORTANT:

ONLINE	BY MAIL	BY PHONE	IN PERSON
Visit the website on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Call the telephone number on your proxy card	Attend the Annual Meeting in White Plains, NY See page 71 for instructions on how to attend

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2017 PERFORMANCE HIGHLIGHTS

ITT’s financial results in 2017 reflect a strong strategic focus on optimizing execution, expanding in key end markets and deploying capital effectively to drive growth and share gains. Highlights of our 2017 financial results include the following:

■	revenue increased 8% to $2.6B, primarily resulting from our Axtone acquisition, favorable foreign exchange rates and 3% organic revenue(1) growth;

■	GAAP EPS of $1.29, which included a charge of $1.45 related to the new U.S. tax laws; adjusted EPS(2) increased 12% to an ITT record of $2.59; and

■	free cash flow (cash flows from operations less capital expenditures) increased to $134M.

In 2017 we continued to innovate with our customers to drive future growth. Strategic highlights that position us for growth include:

■	expansion of our Motion Technologies presence in China and North America through new automotive platform wins, including electric vehicles;

■	new multi-year agreements in the rotorcraft, aerospace & defense, electric vehicle connectors and high speed rail markets; and

■	capital investments in Mexico, China and the Czech Republic to align our production capabilities with new wins in these end markets.

2018 DIRECTOR NOMINEES

Our Nominating and Governance Committee maintains an active and engaged Board, whose diverse skill sets benefit from both the industry and company-specific knowledge of our longer-tenured directors, as well as the fresh perspectives brought by our newer directors. We continually review our Board’s composition with a focus on refreshing necessary skill sets as our business strategy and industry dynamics evolve.

Name		Occupation	Independent	Committee Memberships	Other Public Company Boards
	Orlando D. Ashford Age: 49 Director Since: December 2011	President of Holland America Line	Yes	Compensation; Governance	0
	Geraud Darnis Age: 58 Director Since: October 2015	Former President & CEO of UTC Building & Industrial Systems	Yes	Audit; Governance	0
	Donald DeFosset, Jr. Age: 69 Director Since: October 2011	Former Chairman, President & CEO of Walter Industries, Inc.	Yes	Audit; Governance (Chair)	3
	Nicholas C. Fanandakis Age: 61 Director Since: October 2016	Executive Vice President of DowDuPont	Yes	Audit	1

(1)	Organic revenue is defined as revenues, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods.
(2)	See the table under “2017 AIP Performance Metrics and Weightings” on page 43 for the definition of Adjusted EPS.

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Name		Occupation	Independent	Committee Memberships	Other Public Company Boards
	Christina A. Gold Age: 70 Director Since: December 1997	Former President & CEO of The Western Union Company	Yes	Compensation	2
	Richard P. Lavin Age: 66 Director Since: May 2013	Former President & CEO of Commercial Vehicle Group, Inc.	Yes	Audit; Compensation (Chair)	2
	Mario Longhi Age: 63 Director Since: October 2017	Former President & CEO of United States Steel Corporation	Yes	Compensation	1
	Frank T. MacInnis Independent Chairman Age: 71 Director Since: October 2001 Chairman Since: October 2011	Former CEO of EMCOR Group, Inc.	Yes	Governance	0
	Rebecca A. McDonald Age: 65 Director Since: December 2013	Former CEO of Laurus Energy Inc.	Yes	Compensation	0
	Timothy H. Powers Age: 69 Director Since: February 2015	Former Chairman, President & CEO of Hubbell Inc.	Yes	Audit (Chair); Governance	1
	Denise L. Ramos CEO and President Age: 61 Director Since: October 2011	CEO & President of ITT Inc.	No		1

Audit: Audit Committee

Compensation: Compensation and Personnel Committee

Governance: Nominating and Governance Committee

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SNAPSHOT OF 2018 DIRECTOR NOMINEES

As a whole, our director nominees possess a variety of important qualifications, skills and attributes, including those set forth in the chart below.

DIRECTOR SNAPSHOT

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong governance practices that protect the long-term interests of our shareholders and establish strong Board and management accountability. The “Corporate Governance and Related Matters” section beginning on page 15 describes our governance framework. We have adopted key corporate governance best practices, including:

WHAT WE DO
Independent Chairman	Annual Board and committee evaluation and self-assessments
Highly independent and diverse Board	Board refreshment
Annual election of directors	Director skillsets aligned with corporate strategy
Majority voting for uncontested director elections	Formal limit on outside directorships
Regular executive sessions of the Board and its committees	Meaningful stock ownership guidelines for directors
Proxy access right	Formal director orientation and continuing education program
Shareholder right to call special meetings	Proactive engagement with shareholders

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SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

We enhanced our engagement with shareholders in 2017, reaching out to shareholders representing over 50% of our shares outstanding, which included major asset managers, pension funds and other investors. The feedback received through these efforts was shared with our entire Board of Directors and members of senior management.

We engaged with our investors on general corporate governance matters, our executive compensation program and our sustainability initiatives. The feedback that we received was positive, and we appreciated the opportunity to discuss and get feedback on, for example, various elements of our executive compensation design and changes that we anticipate making in 2018. We also appreciated the candid discussions relating to the topic of sustainability and where the Company’s efforts should best be focused going forward. As a result of the feedback that we received, we have made updates to a number of our to our disclosures in this Proxy Statement.

We encourage our registered shareholders to use the space provided on the proxy card to let us know your feelings about ITT or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation and Personnel Committee firmly believes in pay-for-performance and has structured the executive compensation program to align our executives’ interests with those of our shareholders.

Our CEO and other Named Executive Officers (“NEOs”) have a significant amount of their target pay tied to an annual bonus and long-term incentives, which is “Pay at Risk” and dependent on ITT’s financial performance and stock price.

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Our pay-for-performance approach is illustrated by the alignment of our CEO’s realized pay over the last two years to our three-year total shareholder return (“TSR”). In 2016, our three-year TSR (2014-2016) was -8%. In 2017, our three-year TSR (2015-2017) was +37%. Realized pay increased 38% from 2016 to 2017 due to the increase of the annual bonus payout and the payout of the 2015 performance unit award. Realized pay remains below target pay in 2017 because the stock option award that was granted in 2014 (vested in 2017) did not have any intrinsic value at the time of vesting.

Target pay for each calendar year includes: annual salary + AIP award at target payout + the grant date fair value of Long-Term Incentive (“LTI”) awards granted during the year.

Realized pay for each calendar year includes: annual salary + actual AIP payout + the intrinsic value of LTI awards that vested during the year (which were granted three years ago), calculated as of the vesting date.

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CORPORATE GOVERNANCE AND RELATED MATTERS

INTRODUCTION

We strive to maintain the highest standards of corporate governance and ethical conduct. Maintaining full compliance with the laws, rules and regulations that govern our business, and reporting results with accuracy and transparency, are critical to those efforts. We monitor developments in the area of corporate governance, consider the feedback of our shareholders, and review our processes and procedures in light of this input. We also review federal and state laws affecting corporate governance, as well as rules and requirements of the New York Stock Exchange (the “NYSE”). We implement other corporate governance practices that we believe are in the best interests of the Company and its shareholders.

We also understand that corporate governance practices evolve over time, and we seek to maintain practices which provide the right framework for our operations, which are of value to our shareholders and which positively aid in the governance of the Company.

The following sections provide an overview of ITT’s corporate governance structure and processes, including the independence and other criteria we use in selecting director nominees, our leadership structure, and certain responsibilities and activities of the Board of Directors and its committees.

ITT’s key governance documents, including our Corporate Governance Principles (the “Principles”), and the charters for the Audit, Compensation and Personnel and Nominating and Governance Committees, are available on our website at www.itt.com/investors/governance/. Our Code of Conduct is available on our website at www.itt.com/citizenship/code-of-conduct/. We have included our website addresses only as inactive textual references and do not intend them to be active links to our website. Shareholders may also obtain copies of these documents free of charge by sending a written request to ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors has adopted the Principles, which govern the operations of the Board and its committees and guide the Board and ITT’s leadership team in the execution of their responsibilities. The Nominating and Governance Committee is responsible for overseeing the Principles. The Nominating and Governance Committee reviews the Principles at least annually and makes recommendations to the Board for updates in response to changing regulatory requirements, issues raised by shareholders or other stakeholders, changing regulatory requirements or otherwise as circumstances warrant. The Board may amend, waive, suspend, or repeal any of the Principles at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. As noted above, we have posted the Principles on our website at: www.itt.com/investors/governance/. The Principles include the following items concerning the Board:

■	no director may stand for re-election after he or she has reached the age of 72;

■	directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings, as well as be able to participate in other matters necessary for good corporate governance;

■	directors are limited to service on four public company boards (including the ITT Board). If the director serves as an active CEO of a public company, the director is limited to service on two public company boards (including the ITT board) in addition to service on his or her own board;

■	the CEO reports at least annually to the Board on succession planning and management development;

■	the Board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually; and

■	the Board maintains a process whereby the Board and its committees are subject to annual evaluation and self-assessment.

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DIRECTORS’ QUALIFICATION AND SELECTION PROCESS

The Nominating and Governance Committee takes into account a variety of factors in fulfilling its responsibility to identify and recommend to the Board of Directors qualified candidates for membership on the Board. Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. In addition, the Principles state that as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity (with particular consideration of gender and race), management skills and business, technological and international experience, among others. The Nominating and Governance Committee’s top priority is therefore ensuring that the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders. The Board actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search for candidates. A key component to the nomination (and re-nomination) process is the Nominating and Governance Committee’s consideration of the results of the Board’s evaluation process. The results generated from this evaluation process include nominee attributes and experiences that will individually and collectively complement the existing Board, taking into account the Company’s mandatory retirement age, the current Board’s needs for expertise and recognizing that the Company’s businesses and operations are diverse and global in nature.

The Board strives to maintain an appropriate balance of tenure, turnover, diversity and skills among directors. The Board believes that there are significant benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspective and ideas brought by new directors. Since the beginning of 2013, we have added six new independent directors who have brought valuable and varied experiences to our Board.

The Nominating and Governance Committee identifies director candidates through a variety of sources including an independent search firm, personal references, business contacts and our shareholders. Shareholders who wish to recommend candidates may contact the Nominating and Governance Committee in the manner described in “Communication with the Board of Directors.” Shareholder nominations must be made according to the procedures required by our Amended and Restated By-laws (the “By-Laws”) and described in this Proxy Statement under the heading “Information about the Proxy Statement & Voting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and nominees who meet the criteria referred to above will be evaluated by the Nominating and Governance Committee in the same manner as other nominees.

Prior to recommending nominees for election as directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure that each nominee possesses the skills and attributes that individually and collectively will contribute to an effective board of directors. Biographical information for each candidate for election as a director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks and nominees must meet the requirements of the Company’s By-laws and the Principles. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings and participation in other matters necessary for good corporate governance.

BOARD AND COMMITTEE EVALUATION PROCESS

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. Our Board annually evaluates the performance of the Board and its committees. As part of the Board’s self-assessment process, directors complete questionnaires which consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. As set forth in its charter, the Nominating and Governance Committee oversees the Board and committee evaluation process. Annually, the Nominating and Governance Committee reviews the questionnaires and the process and considers whether changes are recommended.

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TOPICS CONSIDERED DURING THE BOARD AND COMMITTEE SELF-ASSESSMENTS INCLUDE:

Board and Committee Operations	Board Performance	Committee Performance
■ Board and committee membership, including director skills, background, expertise and diversity	■ Key areas of focus for the Board	■ Performance of committee duties under committee charters
■ Committee structure and process, including keeping the full Board abreast of committee matters	■ Oversight of the Company’s strategy	■ Effectiveness of management support for committees
■ Access to management, experts and internal and external resources	■ Effectiveness of risk oversight	■ Identification of topics that should receive more attention and discussion; particularly emerging risk areas
■ Materials and information, including the quality and quantity of information received	■ Performance of Board chair	■ Performance of committee chairs
■ Conduct of meetings, including encouragement of and time allocated for, candid dialogue

The Company’s Corporate Secretary aggregates and summarizes all of the directors’ responses to the questionnaires, highlighting comments and year over year trends. Responses are not attributed to specific Board or committee members to promote candor. These summaries are shared with the Board and committee members to inform their review and discussion. The Chair of the Nominating and Governance Committee, with support from the Corporate Secretary, leads a discussion of the Board and committee results at the Nominating and Governance Committee meeting as well as with the full Board. Each committee chair, with support from the Corporate Secretary, leads a discussion at their committee meeting of their individual assessments. As a result of these discussions, an action plan is created and practices are updated based on the self-assessment observations and suggestions. As an outcome of these discussions, directors share relevant feedback with management and suggest changes or areas of improvement or focus.

Following the in-person review of the results of the Board and committee self-assessments, our independent Chairman has individual one-on-one discussions with each director to elicit any further information about their views on the functioning of the Board and its committees. Feedback from those discussions is also incorporated into the overall action plan.

Examples of changes made in response to the self-assessment process over the last several years include:

■	prioritizing diversity in the next director search;

■	increased Board exposure both formally and informally to key executives;

■	additional reserved time for “Board only” discussions to continue to foster openness and cohesiveness among the Board; and

■	a coordinated director education schedule to provide additional education on relevant topics as part of regularly-scheduled meetings.

The Board of Directors has considered whether to engage an independent third party to conduct or facilitate the Board self-assessments and has to date concluded that an independent review was not necessary. The Board has agreed that they will consider this going forward on an as-needed basis.

The results of the self-assessment process in 2017 confirmed the Board’s belief that the Board and its committees are currently operating effectively.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of ITT’s director orientation program, new directors participate in one-on-one introductory meetings with members of ITT’s leadership team and other functional leaders. This director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, human resources matters, our compliance programs and other controls, policies and procedures. The orientation also addresses Board procedures, our Principles and our Board committee charters. Finally, it provides directors with the opportunity to meet with our officers and other key members of senior management.

The Company endeavors to provide ongoing director education throughout the year. Our annual strategy session, where senior management presents the strategic plans for each of the businesses and the Company as a whole, is one component of that ongoing education. We aim to periodically hold the annual strategy session at an ITT facility in order to increase the Board’s understanding of the Company’s people, operations, product lines and overall business. Our senior management also presents topics throughout the year to the Board in order to increase their understanding of the Company’s business operations, strategies, risks and opportunities.

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Directors may enroll in external director continuing education programs at ITT’s expense on topics associated with a director’s service on a public company board in order to provide a forum for them to maintain their insight into leading governance practices, exchange ideas with peers and keep current their skills and understanding of their duties as directors.

LEADERSHIP STRUCTURE

Our Board does not have a formal policy with respect to the separation of the roles of Chairman of the Board and Chief Executive Officer. The Board believes that this is a matter that should be discussed and determined by the Board from time to time and that each of the possible leadership structures for a board of directors has its particular pros and cons. These factors must be considered in the context of the specific circumstances, giving due consideration to the individuals involved, the culture and performance of the Company, the needs of the business, fulfillment of the duties of the Board and the best interests of the shareholders. Although the Board may determine to combine the roles of Chairman and Chief Executive Officer in the future, since 2011 the Board has determined that having separate individuals hold the Chairman and Chief Executive Officer positions is the right leadership structure for the Company. This structure allows our Chief Executive Officer to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities.

SHAREHOLDER ENGAGEMENT

Our Board values the views of our shareholders, and the feedback we receive from them is a key input to our corporate governance, executive compensation and sustainability practices. This year, at the direction of our Board, we expanded our outreach efforts to engage with a broader population of our shareholders on topics relating to our long-term business strategy as well as our governance practices. We believe that it is important for the Company to have a direct line of communication with our shareholders so that the Board and management are better able to continually assess our policies and practices, informed by these important perspectives.

An overview of the specific areas of focus for our shareholders during these meetings is provided in the table below.

Shareholder Engagement Outreach Efforts
Percent of Shares Outstanding Contacted:	Percent of Shares Outstanding Engaged:
50.7%	37.0%
Specific Areas of Focus and Feedback
Business Strategy	Corporate Governance	Executive Compensation	Sustainability
■ Shareholders appreciated our overview of ITT’s strategy for building long-term shareholder value	■ General satisfaction with ITT’s governance structures, including adoption of proxy access	■ Investors understood the relevance of our compensation program’s metrics to ITT’s business strategy	■ Support for ITT’s plan to issue an updated Sustainability Report
■ Specific areas of interest included capital deployment, areas for strategic growth and ITT’s international opportunities	■ Appreciation of ITT’s support for ensuring directors are selected from a diverse pool of candidates and that ITT has three female directors	■ Investors appreciated the alignment of pay with performance during a period of industry headwinds	■ Discussed investors’ varied views on appropriate metrics and preferred data sources
	■ Discussed how the skills represented by the directors on our Board align with our long-term strategy	■ Support for Long-Term Incentive Awards’ mix of equity vehicles (50% performance units & 50% restricted stock units)	■ Investors expressed desire to see ITT’s sustainability efforts align directly with business strategy / risks faced by our businesses
■ Investors understood the rationale for anticipated changes to ITT’s peer group

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As a result of the feedback we received, we have made a number of changes to this Proxy Statement in order to better communicate to our shareholders on these topics, including:

■	a comprehensive letter from our CEO to our shareholders;

■	a Proxy Statement executive summary;

■	additional detail regarding ITT’s businesses and long-term strategy;

■	enhanced disclosure regarding shareholder engagement and topics discussed; and

■	enhanced disclosure regarding our sustainability practices and approach.

We encourage our shareholders to continue to engage with us and let us know your feelings about ITT or to bring any matters to our attention that you would like to discuss. Please feel free to write directly to us at ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary.

BOARD AND COMMITTEE MEETINGS AND MEMBERSHIP

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Under the Principles, directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference, although in-person attendance at regularly scheduled meetings is strongly encouraged. The Board of Directors held nine meetings during the 2017 fiscal year and there were 18 meetings of standing committees. All directors attended at least 75% of the aggregate of all meetings of the Board and standing committees on which they served. It is Company practice that all directors attend our annual meetings. All directors who were on the Board at that time attended our 2017 meeting of shareholders either in person or telephonically.

The Board of Directors has an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee. The following table summarizes the current membership of each Committee:

Name	Audit	Compensation and Personnel	Nominating and Governance
Orlando D. Ashford
Geraud Darnis
Donald DeFosset, Jr.
Nicholas C. Fanandakis
Christina A. Gold
Richard P. Lavin
Mario Longhi
Frank T. MacInnis
Rebecca A. McDonald
Timothy H. Powers
Denise L. Ramos

Chair

BOARD AND COMMITTEE ROLES IN OVERSIGHT OF RISK

The Board of Directors is charged with oversight of the Company’s risk management policies and practices with the objective of ensuring that appropriate risk management systems are employed throughout the Company. ITT faces a broad array of risks, including market, operational, strategic, legal, political, international and financial risks. The Board monitors overall corporate performance, the integrity of the Company’s financial controls and the effectiveness of its legal compliance and enterprise risk management programs, risk governance practices and risk mitigation efforts. The Board receives reports from management on risk matters in the context of the Company’s annual strategy session and strategic planning reviews, the

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annual operating plan and budget reviews and business reports and other updates provided at Board meetings.

The various Board committees also participate in oversight of the Company’s risk management efforts and report to the full Board for consideration and action when appropriate, as summarized in the table below.

Committee	Primary Areas of Risk Oversight
Audit Committee	Oversees ITT’s policies on risk assessment and management, and oversees risks related to the Company’s financial statements, the financial reporting process, accounting matters, and other areas of significant financial risk. Also assesses risks related to legal and regulatory matters that may have a material impact on the Company’s financial statements.
Compensation and Personnel Committee	Oversees compensation-related risks and management succession planning risks. For additional information regarding the Compensation and Personnel Committee’s role in evaluating the impact of risk on executive compensation, see page 49 of the Compensation Discussion & Analysis.
Nominating and Governance Committee	Oversees ITT’s overall risk management program; also evaluates risks in connection with the Company’s corporate governance structures and processes and risks related to other primarily nonfinancial matters (for example, business continuity planning).

The Company has established a cross-functional team of members of management referred to as the Risk Center of Excellence (“RCOE”), to internally monitor various risks. Each Board committee receives regular reports from the RCOE within the relevant expertise of that committee. For example, the Compensation and Personnel Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risks and rewards without encouraging risk-taking behaviors that may have a material adverse effect on the Company, and it receives an annual report from the RCOE evaluating these risks. The Board and each Committee meets in executive sessions and with key management personnel and outside advisors when deemed necessary.

OVERVIEW OF COMMITTEES

The charters of each of the Audit, Compensation and Personnel and Nominating and Governance Committees conform with the applicable NYSE listing standards, and each committee reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to their respective charters from time to time to reflect evolving best practices. The descriptions below of the roles and responsibilities of each of the committees of the Board is qualified by reference to the complete committee charters, which are available on our website at www.itt.com/ investors/governance/.

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AUDIT COMMITTEE

Attendance	Responsibilities
Meetings Held in 2017:8 Committee Members Timothy H. Powers (Chair) Geraud Darnis Donald DeFosset, Jr. (appointed December 5, 2017) Nicholas C. Fanandakis Richard P. Lavin (appointed December 5, 2017)	Purpose: to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the financial reporting process.
The Audit Committee is primarily responsible for:
■ reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements and approving those financial statements for inclusion in the Company’s public filings;
■ reviewing and overseeing the Company’s selection and application of accounting principles and matters relating to the Company’s internal controls and disclosure controls and procedures;
■ overseeing the Company’s compliance with legal and regulatory requirements, including reviewing the effect of regulatory and accounting initiatives on the Company’s financial statements;
■ overseeing the structure and scope of the Company’s internal audit function; and
■ overseeing the Company’s policies on risk assessment and management.

The Audit Committee is also directly responsible for the selection and oversight of the Company’s independent registered public accounting firm, including determining the firm’s qualifications, independence, scope of responsibility and compensation.
Audit Committee Report Page 35

The Audit Committee has established policies and procedures for the pre-approval of all services by our independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received regarding accounting, internal controls and auditing matters. Additional details on the role of the Audit Committee may be found in “Ratification of the Independent Registered Public Accounting Firm (Proxy Item No. 2)” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. Although more than one member of the Audit Committee satisfies the relevant requirements, the Board of Directors has identified Timothy H. Powers as the audit committee financial expert. The Board of Directors has evaluated the performance of the Audit Committee consistent with regulatory requirements.

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COMPENSATION AND PERSONNEL COMMITTEE

Attendance	Responsibilities
Meetings Held in 2017: 5 Committee Members Richard P. Lavin (Chair) (appointed December 5, 2017) Orlando D. Ashford Christina A. Gold Mario Longhi (appointed December 5, 2017) Rebecca A. McDonald	Purpose: to provide oversight of the compensation and benefits provided to employees of the Company.
The Compensation and Personnel Committee reviews and approves the Company’s overall compensation philosophy and oversees the administration of the Company’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:
■ establishing annual performance objectives, evaluating performance and approving individual compensation actions for the Chief Executive Officer and other executive officers;
■ reviewing and discussing the Company’s talent review and development process, succession planning process for senior executive positions and aspects of culture and diversity for the Company;
■ approving the Compensation Discussion and Analysis included in the Company’s annual proxy statement;
■ reviewing and approving the Company’s peer companies and data sources for purposes of evaluating our compensation competitiveness and the mix of compensation; and
■ leading the Company’s chief executive officer succession process.
Compensation and Personnel Committee Report Page 66

The Board of Directors has determined that each member of the Compensation and Personnel Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. In addition, each committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Board of Directors has evaluated the performance of the Compensation and Personnel Committee consistent with regulatory requirements.

NOMINATING AND GOVERNANCE COMMITTEE

Attendance	Responsibilities
Meetings Held in 2017: 5 Committee Members Donald DeFosset, Jr. (Chair) (appointed December 5, 2017) Orlando D. Ashford Geraud Darnis (appointed December 5, 2017) Frank T. MacInnis Timothy H. Powers	Purpose: to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders of the Company.
The Nominating and Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:
■ evaluating the size, composition, governance and structure of the Board and the qualifications, compensation and retirement age of directors;
■ identifying, evaluating and proposing nominees for election to the Board;
■ considering the independence and possible conflicts of interest of directors and executive officers and ensuring compliance with applicable laws and NYSE listing standards; and
■ overseeing the Company’s overall enterprise risk management program.
The Committee is directly responsible for:
■ overseeing the self-evaluations of the Board and its committees;
■ reviewing our Corporate Governance Principles;
■ reviewing material related party transactions in accordance with our Related Party Transactions Policy; and
■ monitoring our directors’ outside engagements and administering our director resignation procedures when there is a change in a director’s employment status.

The Committee also maintains an informed status on the Company’s sustainability initiatives and on activities involving community relations and philanthropy.

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The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the rules of the SEC and the NYSE’s listing standard, as well as independent under the Principles. The Board of Directors has evaluated the performance of the Nominating and Governance Committee consistent with regulatory requirements.

As stated above, the Nominating and Governance Committee evaluates the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation. The Nominating and Governance Committee has retained Pay Governance LLC (“Pay Governance”) as an independent consultant for this purpose. Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Nominating and Governance Committee regarding the components and levels of non-management director compensation. The Nominating and Governance Committee is not aware of any conflict of interest on the part of Pay Governance arising from these services or any other factor that would impair Pay Governance’s independence. Executive officers do not play any role in either determining or recommending non-management director compensation.

EXECUTIVE SESSIONS OF DIRECTORS

Agendas for meetings of the Board of Directors include regularly scheduled executive sessions led by the Board’s non-executive Chairman for the independent directors to meet without management present. Board members have access to our employees outside of Board meetings, and the Board encourages directors to visit different Company sites and events periodically and meet with local management at those sites and events, either as part of a regularly scheduled Board meeting or otherwise.

DIRECTOR INDEPENDENCE

The Board of Directors, through the Nominating and Governance Committee, conducts an annual review of the independence of its members. With the assistance of legal counsel to the Company, the Nominating and Governance Committee has reviewed the applicable standards for Board and committee member independence, as well as the standards established by the Principles. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are also made available to the Nominating and Governance Committee to enable its comprehensive independence review. On the basis of this review, the Nominating and Governance Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the committee’s report and the supporting information.

Under NYSE listing standards, an independent director must not have any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE requirements pertaining to director independence also include a series of objective tests, such as the requirement that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board also considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The SEC has a separate independence requirement for audit committee members that overlays the NYSE requirements. The NYSE also recently promulgated rules requiring directors that serve on compensation committees to satisfy additional independence requirements specific to that service.

The Board of Directors has determined that Ms.  Ramos is not “independent” because of her employment as Chief Executive Officer and President of the Company. The Board of Directors has reviewed all relationships between the Company and each other member of the Board of Directors and has affirmatively determined that all of the members of the Board other than Ms. Ramos are “independent” pursuant to the applicable listing standards of the NYSE. None of these directors were disqualified from “independent” status under the objective tests set forth in the NYSE standards. In assessing independence under the subjective relationships test described above, the Board of Directors took into account the criteria for disqualification set forth in the NYSE’s objective tests, and reviewed and discussed additional information provided by each director and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Based on the foregoing, as required by the NYSE, the Board made the subjective determination as to each of these directors that no material relationships with the Company exist and no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board also determined that the current members of the Audit Committee and of the Compensation and Personnel Committee meet the applicable SEC and NYSE listing standard independence requirements with respect to membership on such committees.

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In making its independence determinations, the Board considered transactions occurring since the beginning of the Company’s 2015 fiscal year between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director were presented to the Board of Directors for consideration. The Board also considered in its analysis the Company’s contributions to tax-exempt organizations with respect to each of the non-management directors. In making its subjective determination that each non-management director is independent, the Board considered the transactions in the context of the NYSE objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service (the “IRS”) standards for compensation committee members. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved in the transaction, the relationship did not impair the director’s independence. The Company did not make any contributions to any tax exempt organizations in which any non-management director serves as an executive officer within the past three fiscal years where such contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues.

CODE OF CONDUCT

The Company has also adopted the ITT Code of Conduct which applies to all employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its non-management directors. We disclose on our website any changes or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, our non-management directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions. We intend to do this by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Company has established a confidential ethics phone line and website to respond to employees’ questions and reports of ethical concerns. Also, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Personnel Committee during 2017 or as of the date of this Proxy Statement have been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of our Compensation and Personnel Committee or Board of Directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact any of our directors (including the non-executive Chairman), a committee of the Board, the Board’s non-management directors as a group, or the Board as a whole by writing to them c/o ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. Communications are distributed to the Board, or to any individual director(s), as appropriate under the facts and circumstances. Junk mail, advertisements, product inquiries or complaints, resumes, spam and surveys are not forwarded to the Board. Material that is threatening, unduly hostile or similarly inappropriate will also not be forwarded, although any non-management director may request that any communications that have been excluded be made available.

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POLICIES FOR APPROVING RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy (the “ Policy”) that addresses the reporting, review and approval or ratification of transactions with related parties. The Policy covers (but is not limited to) those related party transactions and relationships required to be disclosed under Item 404(a) of the Securities Exchange Commission’s (the “SEC”) Regulation S-K, and applies to each director or executive officer of the Company; any nominee for election as a director of the Company; any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; and any immediate family member of any of the foregoing persons (each, a “Related Party”).

The Company recognizes that transactions with Related Parties may involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interests. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between Related Parties and the Company may be incidental to the normal course of business, may provide an opportunity that is in the best interests of the Company to pursue or that may otherwise not be inconsistent with the best interests of the Company. In other cases it may be inefficient for the Company to pursue an alternative transaction. The Policy therefore is not designed to prohibit Related Party transactions; rather, it is designed to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them. The Policy supplements the provisions of our Code of Conduct concerning potential conflict of interest situations. Under the Policy, an amendment to an arrangement that is considered a Related Party transaction is, unless clearly incidental in nature, considered a separate Related Party transaction.

The Policy provides for the Nominating and Governance Committee to review all Related Party transactions and, wherever possible, to approve such transactions in advance of any such transaction being given effect. In connection with approving or ratifying a Related Party transaction, the Nominating and Governance Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company, including, as applicable, consideration of the following factors:

■	the position within or relationship of the Related Party with the Company;

■	the materiality of the transaction to the Related Party and the Company, including the dollar value of the transaction, without regard to profit or loss;

■	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

■	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Parties;

■	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

■	the effect of the transaction on our business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Policy provides standing pre-approval for certain types of transactions that the Nominating and Governance Committee has determined do not pose a significant risk of conflict of interest, either because a Related Party would not have a material interest in a transaction of that type or due to the nature, size and/or degree of significance to the Company. The Policy is re-evaluated periodically.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

ITT is always focused on delivering strong financial results and we are committed to doing so in a way that respects the overall environment in which we operate. Therefore, corporate responsibility and sustainability play an important role in our business and operating strategies and long-term value creation for our shareholders, customers and employees. We are engaged with our investors around their growing interest in environmental, social and governance (ESG) performance and its impact on financial results, and this was a significant topic of discussion during the Company’s 2017 shareholder engagement cycle discussed earlier in this Proxy Statement under “Shareholder Engagement.”

Given that our business is rooted in manufacturing and industrial processes, we have been focused on a few key areas of sustainability, namely:

Environmental Sustainability	We routinely conduct audits of compressors, lighting and electric equipment to look for opportunities to optimize efficiency; we closely manage air emissions, hazardous materials, wastes and natural resources; and we minimize and recycle wastes.
“Green” Products	We look for ways to provide our customers with a competitive advantage through products that offer environmental benefits and make their operations and systems more sustainable, such as our copper free brake pads and our electric vehicle charging components.
Human Capital Management	We support our employees by providing them with a safe, energizing, inclusive and diverse work culture - this is evidenced through our workplace safety statistics, our efforts to build a healthy high-performing culture, our strong ethics and compliance program, our positive and constructive relationships with our unions, our company policies in key areas such as human rights, and our philanthropic initiatives.

The Board understands that sustainability is a key focus for today’s investors and takes investor feedback on sustainability seriously. We utilized our shareholder engagement discussions as an opportunity to better understand how our shareholders are looking at this area. In light of the feedback that we received, we are evaluating which environmental, social and governance factors pose the most material risks to the Company and create the strongest opportunities to enhance our bottom line and sustain long-term financial value.

We recognize that sustainability practices require transparency and accountability and we intend to publish an ITT sustainability report in 2018 to report further on our efforts in this area. We also continue to evaluate our overall approach to non-financial reporting, including adherence to one or more of the several existing, globally recognized external frameworks.

Our Nominating and Governance Committee of the Board has responsibility for oversight of our sustainability-related practices and will be monitoring our progress in this area.

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ELECTION OF DIRECTORS
(PROXY ITEM NO. 1)

Election Procedures. Each director must be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as votes cast with respect to that director). In a contested election for director (an election in which the number of nominees for election as director is greater than the number of directors to be elected), the vote standard would be a plurality of votes cast.

In accordance with our By-laws and Corporate Governance Principles, the Board will only nominate director candidates who agree to tender an irrevocable resignation promptly following their failure to receive the required vote for re-election in an uncontested election. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election in an uncontested election and submits his or her resignation to the Chairman of the Board or the Corporate Secretary, then the Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After such consideration, the Nominating and Governance Committee will make a recommendation to the Board regarding whether the resignation should be accepted or rejected, or whether any other action should be taken. The Board will act on the Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Each nominee elected as a director will continue in office until the earlier of the 2019 annual meeting of shareholders, his or her successor having been duly elected and qualified, or his or her death, resignation or removal.

The 11 nominees for election to the Board in 2018 have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board of Directors. The individuals named as proxies in the proxy card intend to vote the proxy (if you are a shareholder of record) FOR the election of each of these nominees, unless you indicate otherwise on the proxy card.

2018 Director Nominees. Eleven members of our Board are standing for election to hold office until the 2019 annual meeting of shareholders.

We believe our 2018 director nominees evidence our commitment to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. Of the 11 directors who are nominees for election at the Annual Meeting, three are female, and one is African American. As discussed in detail in our nominees’ biographies, the nominees come from diverse professional backgrounds and industries, including manufacturing, finance and technology.

The principal occupation and certain other information about the nominees is set forth on the following pages.

ORLANDO D. ASHFORD
Age: 49 Director since: December 2011 President of Holland America Line

CAREER:

Orlando D. Ashford has served as the President of Holland America Line, a division of Carnival Corporation, since December 2014. Previously, Mr. Ashford was the President of the Talent business segment at Mercer, a global consulting leader and subsidiary of Marsh & McLennan Companies (“Marsh”). From 2008 to 2012, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh. Prior to joining Marsh in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. He has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford serves on the board of directors for the Executive Leadership Council as Chairman and the Seattle chapter of the Positive Coaching Alliance. He also serves on the advisory board for Purdue University School of Technology.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Ashford for director of the Company, the Board considered his expertise in addressing talent, culture and human capital issues at the executive level, as well as his significant experience in multinational organizations, providing experience and skills relevant to the Company’s international sales operations.

BOARD COMMITTEES:

■  Compensation and Personnel Committee

■  Nominating and Governance Committee

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GERAUD DARNIS
Age: 58 Director since: October 2015 Former President & CEO of UTC Building & Industrial Systems

CAREER:

Geraud Darnis served as the President & Chief Executive Officer of UTC Building & Industrial Systems, the world’s largest provider of high-technology building systems, whose brands include Otis, Carrier, Chubb, Kidde and Automated Logic from September 2013 to December 2015. UTC Building & Industrial Systems is a unit of United Technologies Corporation. Mr. Darnis served as the President and Chief Executive Officer of UTC Climate, Controls and Security from September 2011 to September 2013. In 2001, he served briefly as President of UTC Power before being named President of Carrier, a position he held until 2011 when Carrier and UTC Fire & Security were combined into UTC Climate, Controls & Security. Prior to 2001, Mr. Darnis held a number of general management and financial positions at UTC in Latin America, Europe and Asia. Mr. Darnis currently serves as a director of Miliken & Company Inc. (Finance Committee and HR & Compensation Committee). Mr. Darnis also served as a member on the Air-Conditioning, Heating and Refrigeration Institute from 2003 to 2006, including Chairman from November 2004 to November 2005, and then as an advisory member of the Executive Committee from 2007 to 2014.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Darnis for director of the Company, the Board considered his significant management experience as president of a major operating unit at a large global manufacturing company and his wide-ranging expertise in a variety of industries in which the Company operates, including industrial and aerospace.

BOARD COMMITTEES:

■  Audit Committee

■  Nominating and Governance Committee

DONALD DEFOSSET, JR.
Age: 69 Director since: October 2011 Former Chairman, President & CEO of Walter Industries, Inc.

CAREER:

Donald DeFosset, Jr. retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified public company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President and Chief Executive Officer, and since March 2002 as Chairman, of Walter Industries. Over his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation and AlliedSignal, Inc. Mr. DeFosset is currently a director of the following public companies: National Retail Properties Inc. since 2008 (Chairman of Compensation Committee; Governance and Nominating Committee); Regions Financial Corporation since 2005 (Chairman of the Compensation Committee; Risk Committee); and Terex Corporation since 1999 (Chairman of the Nominating and Governance Committee; Audit Committee). Mr. DeFosset is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. DeFosset for director of the Company, the Board considered his extensive experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. His service on the boards of directors of a variety of large public companies further enhances his experience and adds value to the Company’s Board.

BOARD COMMITTEES:

■  Nominating and Governance Committee (Chair)

■  Audit Committee

OTHER PUBLIC COMPANY BOARDS:

■  National Retail Properties Inc.

■  Regions Financial Corporation

■  Terex Corporation

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NICHOLAS C. FANANDAKIS
Age: 61 Director since: October 2016 Executive Vice President of DowDuPont

CAREER:

Nicholas C. Fanandakis currently serves as the Executive Vice President of DowDuPont. From November 2009 to September 2017, he served as Executive Vice President and Chief Financial Officer of DuPont. He previously served as Group Vice President of DuPont Applied BioSciences in 2008 and the Vice President of Corporate Plans in 2007. Prior to 2007, Mr. Fanandakis served in several positions within the DuPont organization ranging from a variety of plant, marketing and product management positions within Petrochemicals, Chemicals & Pigments, and Specialty Chemicals, as well as in the Industrial Solutions market space. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst in the Petrochemicals Department. Mr. Fanandakis is currently a director of the following public company: FTI Consulting, Inc. since January 2014 (Chairman of the Audit Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Fanandakis for director of the Company, the Board considered his significant financial and business experience resulting from holding various management positions at a large public manufacturing company, his overall financial management abilities, including multinational legal, tax and banking expertise, and his experience and knowledge of global industrial markets.

BOARD COMMITTEES:

■  Audit Committee

OTHER PUBLIC COMPANY BOARDS:

■  FTI Consulting, Inc.

CHRISTINA A. GOLD
Age: 70 Director since: December 1997 Former President & CEO of The Western Union Company

CAREER:

Christina A. Gold was President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, from September 2006 to September 2010. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Ms. Gold began her career in 1970 at Avon Products, Inc., where she spent 28 years in a variety of significant leadership positions. She currently serves on the board of Carleton University. Ms. Gold is currently a director of the following public companies: International Flavors & Fragrances, Inc. since 2013 (Compensation Committee; Governance Committee) and Korn/Ferry International since 2014 (Compensation and Personnel Committee; Governance Committee). Ms. Gold has also served as a director since 2001 of New York Life Insurance Company and currently serves on the board of the Safe Water Network.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Ms. Gold for director of the Company, the Board considered her extensive experience as the Chief Executive Officer of a public company with wide ranging global leadership, management and marketing experience. The Board also considered her long history as a director and extensive knowledge of the Company, its operations and its people.

BOARD COMMITTEES:

■  Compensation and Personnel Committee

OTHER PUBLIC COMPANY BOARDS:

■  International Flavors & Fragrances, Inc.

■  Korn/Ferry International

FORMER PUBLIC COMPANY BOARDS:

■  Exelis Inc. (2011-2013)

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RICHARD P. LAVIN
Age: 66 Director since: May 2013 Former President & CEO of Commercial Vehicle Group, Inc.

CAREER:

Richard P. Lavin was Chief Executive Officer and President of Commercial Vehicle Group, Inc., a leader in the development, manufacturing and fulfillment of fully integrated system solutions for the commercial vehicle market from May 2013 to November 2015. Prior to joining Commercial Vehicle Group, Mr. Lavin spent 29 years in a variety of positions with Caterpillar Inc., including as Vice President of manufacturing operations for the Asia Pacific Division, serving as Chairman of Shin Caterpillar Mitsubishi Ltd. - now Caterpillar Japan Ltd. - and Chairman of Caterpillar (China) Investment Co., Ltd, and as a group president for Construction Industries and Growth Markets. Mr. Lavin is currently a director of the following public companies: USG Corporation since 2009 (Chairman of the Compensation Committee) and Allison Transmission Holdings, Inc. since 2016 (Compensation Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Lavin for director of the Company, the Board considered his experience overseeing Caterpillar Inc.’s largest operating division and extensive international experience through overseeing that company’s operations in China, India, Japan and the Asia-Pacific region. In addition, Mr. Lavin has a diverse legal and human resources background, having served as director of Corporate Labor and Human Relations and director of Compensation and Benefits, as well as the Vice President of Caterpillar’s Human Services Division.

BOARD COMMITTEES:

■  Compensation and Personnel Committee (Chair)

■  Audit Committee

OTHER PUBLIC COMPANY BOARDS:

■  USG Corporation

■  Allison Transmission Holdings, Inc.

FORMER PUBLIC COMPANY BOARDS:

■  Commercial Vehicle Group, Inc. (2013-2015)

MARIO LONGHI
Age: 63 Director since: October 2017 Former President & CEO of United States Steel Corporation

CAREER:

Mario Longhi served as the President and Chief Executive Officer of United States Steel Corporation, an integrated producer and manufacturer of flat-rolled sheet and tubular steel products for a wide range of industries from September 2013 to May 2017. Previously, Mr. Longhi was President of Gerdau Ameristeel Corporation from 2005 to 2006 and President and Chief Executive Officer from 2006 to 2011. He was also the Group President, Global Extrusions, at Alcoa Inc., where he served in a number of increasingly responsible roles over a more than 20-year career with the company. Throughout his career he has gained experience in the appliance, container, mining, automotive and transportation, aerospace, power generation, industrial machinery and construction industries.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Longhi for director of the Company, the Board considered his significant industrial leadership experience and global viewpoint, as well as his deep knowledge of the steel industry and commodities, which are important to understanding the Company’s overall business and results.

BOARD COMMITTEES:

■  Compensation and Personnel Committee

OTHER PUBLIC COMPANY BOARDS:

■  Harsco Corporation

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FRANK T. MACINNIS
Age: 71 Director since: October 2001 Chairman Since: October 2011 Former CEO of EMCOR Group, Inc.

CAREER:

Frank T. MacInnis was Chief Executive Officer of EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction services, energy infrastructure and facilities services, from 1994 to 2011 and Chairman of the Board from 1994 to 2013. Throughout his career Mr. MacInnis has managed construction and operations all over the world, including in Tehran, Baghdad, Bangkok, the United Arab Emirates, London, the United States and Canada. Mr. MacInnis is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. MacInnis for director of the Company, the Board considered his more than 25 years of broad-based experience as a chief executive officer of a leading, publicly held, international mechanical and electrical construction, energy infrastructure and facilities services provider. The Board also considered his experiences on the boards of various other public companies, his leadership and insights in many of the commercial and defense markets served by the Company, as well as his background in corporate governance, finance and accounting, legal, strategy and risk management. The Board also considered his long history as a director and extensive knowledge of the Company, its operations and its people.

BOARD COMMITTEES:

■  Nominating and Governance Committee

FORMER PUBLIC COMPANY BOARDS:

■  EMCOR Group, Inc. (1994-2015)

■  The Williams Companies, Inc. (1998-2016)

REBECCA A. MCDONALD
Age: 65 Director since: December 2013 Former CEO of Laurus Energy Inc.

CAREER:

Rebecca A. McDonald retired in July 2012, having served since December 2008 as Chief Executive Officer of Laurus Energy Inc., a company involved in underground coal gasification development. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007, and, from October 2001 to January 2004, she served as President of the Houston Museum of Natural Science. Ms. McDonald has more than 25 years of experience in the energy industry. She has been responsible for the development, construction and operation of natural gas and liquids pipelines, gas and electricity distribution companies, as well as power plant and gas processing facilities in North America, Asia, Africa and South America.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Ms. McDonald for director of the Company, the Board considered her significant expertise in the oil and gas industry, as well as her executive-level experience and extensive knowledge of business systems and operations. The Board also considered her experience as a director of a variety of public and private companies within the energy industry.

BOARD COMMITTEES:

■  Compensation and Personnel Committee

FORMER PUBLIC COMPANY BOARDS:

■  Aggreko plc (2001-2015)

■  Granite Construction Incorporated (1994-2015)

■  CRH public limited company (2015-2016)

■  Veresen Inc. (2008-2017)

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TIMOTHY H. POWERS
Age: 69 Director since: February 2015 Former Chairman, President and CEO of Hubbell Inc.

CAREER:

Timothy H. Powers was the Chairman, President and Chief Executive Officer of Hubbell Incorporated from 2004 to 2013. He was appointed to the position of Chairman after having served as the President and Chief Executive Officer of Hubbell from 2001 to 2004 and as the Senior Vice President and Chief Financial Officer from 1998 to 2001. Mr. Powers also served as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and as Vice President and Corporate Controller for BBC Brown Boveri, Inc. Mr. Powers is currently a director of the following public company: WestRock Company (formerly MeadWestvaco Corporation) since 2006 (Audit Committee; Compensation Committee). In addition, Mr. Powers served as a director of the National Electric Manufacturers Association and as a trustee for Manufacturers Alliance for Productivity and Innovation until 2013.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Mr. Powers for director of the Company, the Board considered his significant experience as a Chief Executive Officer and finance officer in global manufacturing and engineering companies. The Board also considered his experience in the areas of management, strategic planning, and mergers and acquisitions in the manufacturing industry.

BOARD COMMITTEES:

■  Audit Committee (Chair)

■  Nominating and Governance Committee

OTHER PUBLIC COMPANY BOARDS:

■  WestRock Company

FORMER PUBLIC COMPANY BOARDS:

■  Hubbell Incorporated (2004-2014)

DENISE L. RAMOS
Age: 61 Director since: October 2011 CEO and President of ITT Inc.

CAREER:

Denise L. Ramos was appointed Chief Executive Officer, President and a director of the Company in October 2011. She previously served as Senior Vice President and Chief Financial Officer of the Company since 2007. Prior to joining the Company, Ms. Ramos served as Chief Financial Officer for Furniture Brands International from 2005 to 2007. From 2000 to 2005, Ms. Ramos served as Senior Vice President and Corporate Treasurer at Yum! Brands, Inc. and Chief Financial Officer for the U.S. division of KFC Corporation. Ms. Ramos began her career in 1979 at Atlantic Richfield Company, where she had more than 20 years of business and financial experience serving in a number of increasingly responsible finance positions, including Corporate General Auditor and Assistant Treasurer. Ms. Ramos is currently a director of the following public company: Phillips 66, since 2016 (Audit and Finance Committee; Nominating and Governance Committee; Public Policy Committee). She serves on the Board of Trustees for the Manufacturers Alliance for Productivity and Innovation and is a member of the Business Council. Ms. Ramos was included in the Top 100 CEO Leaders in Science, Technology, Engineering and Math publication by STEMconnector, she received a Distinguished Leadership Award from the New York Hall of Science and she was named to Fortune magazine’s 2014 Top People in Business.

REASONS FOR ELECTION TO THE BOARD OF ITT:

In considering Ms. Ramos for director of the Company, the Board considered Ms. Ramos’ unique background which combines more than two decades in the oil and gas industry with significant retail and customer-centric experience. The Board also considered her extensive operational and manufacturing experience with industrial companies and, in particular, her intimate knowledge of the Company’s business and operations having served as its Chief Financial Officer from 2007 to 2011 and as its Chief Executive Officer since 2011.

OTHER PUBLIC COMPANY BOARDS:

■  Phillips 66

FORMER PUBLIC COMPANY BOARDS:

■  Praxair Inc. (2014-2016)

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE 11 NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF THE 11 NOMINEES LISTED ABOVE AS DIRECTORS.

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RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2018. Deloitte has served as the Company’s independent registered public accounting firm since 2002. In accordance with SEC rules and Deloitte policies, audit partners are subject to rotation requirements which limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full committee and with management.

The Audit Committee and Board of Directors believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2018. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. In addition, even if shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Deloitte is a registered public accounting firm regulated by the Public Company Accounting Oversight Board (the “PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2017. The Audit Committee discussed with the independent registered public accounting firm all communications required by auditing standards of the PCAOB. In addition, the committee discussed with the registered public accounting firm its independence from the Company and its management. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit, including the following performance factors:

■ independence	■ leadership

■ experience	■ non-audit services

■ technical capabilities	■ management structure

■ client service assessment	■ peer review program

■ responsiveness	■ commitment to quality report

■ financial strength	■ appropriateness of fees charged

■ industry insight	■ compliance and ethics program

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process.

The Audit Committee discussed the engagement letter, as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB. Representatives of Deloitte will be present at the Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 represent fees billed by Deloitte and its foreign affiliates.

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Fiscal Year Ended (in thousands)	2017	2016
Audit Fees(1)	$4,250	$3,745
Audit-Related Fees(2)	100	139
Tax Fees:(3)
Tax Compliance Services	418	333
Tax Planning Services	154	138
Total Tax Services (sum of Tax Fees)	572	471
All Other Fees	—	—
TOTAL	$4,922	$4,355
(1)	Fees for audit services billed in 2017 and 2016 consisted of:
	•	audit of the Company’s annual financial statements and internal control over financial reporting;
	•	reviews of the Company’s quarterly financial statements;
	•	statutory and regulatory audits, consents and other services related to SEC matters; and
	•	financial accounting and reporting consultations.
(2)	Fees for audit-related services billed in 2017 and 2016 consisted of miscellaneous attest services.
(3)	Fees for tax services billed in 2017 and 2016 consisted of tax compliance and tax planning and advice:
	•	tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute and obtain government approval for amounts to be included in tax filings consisting primarily of:
• federal, foreign, state and local income tax return assistance;
• Internal Revenue Code and foreign tax code technical consultations; and
• transfer pricing analyses.
	•	tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of tax advice related to intra-group restructuring.

Pre-Approval of Audit and Non-Audit Services. The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has a policy on pre-approval of permitted non-audit services provided by Deloitte. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. The policy is reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing services, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;
2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;
3.	Tax compliance and certain tax planning and advice work; and
4.	Accounting consultations and support related to U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte during regularly scheduled meetings and at other times as necessary.

The Company has policies and procedures in place prohibiting, in some cases, employment of former Deloitte employees who were members of the audit engagement team.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF DELOITTE.

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AUDIT COMMITTEE REPORT

Role of the Audit Committee. The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

■	determination of qualifications and independence of Deloitte, the Company’s independent registered public accounting firm;

■	appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;

■	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

■	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

■	review of the Company’s policies with respect to risk assessment, risk management and the Company’s major financial risk exposures;

■	monitoring all elements of the Company’s internal control over financial reporting; and

■	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed the results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company, and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee by following the procedures set forth in this Proxy Statement under the heading “Communication with the Board of Directors.”

This report is furnished by the members of the Audit Committee.

Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

Regular Review of Financial Statements. During 2017, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

Communications with Deloitte. The Audit Committee has reviewed and discussed with management and Deloitte the matters required to be discussed under the standards of the PCAOB. These discussions included Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte eight times during 2017.

Independence of Deloitte. Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

Recommendation Regarding Annual Report on Form 10-K. In performing its oversight function with regard to the 2017 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s 2017 Annual Report on Form 10-K.

■ Geraud Darnis	■ Donald DeFosset, Jr.	■ Nicholas C. Fanandakis
■ Richard P. Lavin	■ Timothy H. Powers (Chair)

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROXY ITEM NO. 3)

In accordance with the requirements of Section  14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as defined by the SEC in Item 402 of Regulation S-K (the “Named Executive Officers” or “NEOs”) as disclosed later in this Proxy Statement in the Compensation Discussion and Analysis. The following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of ITT Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to Item 402 of the Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in this Proxy Statement in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Company’s Compensation and Personnel Committee bases its executive compensation decisions on the following:

■	alignment of executive and shareholder interests by providing incentives linked to the performance of certain financial metrics;

■	the ability for executives to achieve long-term shareholder value creation without undue business risk;

■	creating a clear link between an executive’s individual contribution and performance and his or her compensation;

■	the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and

■	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This vote is advisory in nature and non-binding; however, the Board will review and consider the shareholder vote when determining executive compensation. The current frequency of non-binding advisory votes on executive compensation is an annual vote, and we anticipate that the next vote will be at next year’s annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS MANAGEMENT PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS ENVIRONMENT AND FINANCIAL RESULTS

During 2017, we achieved strong financial results through our intense focus on optimizing execution and driving share gains, combined with stabilization or improvement in some of our key end markets. We drove strong margin gains across each of our business units through focusing on operational execution. We expanded in new and existing key markets including global friction, high speed rail, aerospace, defense, rotorcraft, and electric vehicles. Our 2017 financial results are previously show n in the Proxy Statement Executive Summary on page 10 .

We delivered 40% TSR in 2017 while continuing to invest for our long-term growth. We deployed our capital in a balanced and effective manner by returning $45M to shareholders in the form of quarterly dividends and share repurchases, successfully completing the acquisition of Axtone Railway Components in January 2017, and by making phased investments to support our friction production capabilities in China, North America and the Czech Republic. We also continue to focus on human capital by encouraging a healthy, high performing culture and focusing on our people, enabling our leaders to drive the Company’s strategy in the years to come.

OUR SAY ON PAY AND ENGAGEMENT WITH SHAREHOLDERS

Our annual advisory vote on executive compensation (“Say on Pay”) has received an average of 95% support over the last five years. Last year, our Say on Pay received 87.3% support, which contributed to our decision to enhance our outreach to shareholders. However, we also viewed our Say on Pay results as confirmation that our shareholders generally continued to support our executive compensation programs in a year that our financial results were below target.

SAY ON PAY SUPPORT

Our expanded investor outreach effort, as described under “Shareholder Engagement” on page 18, provided an opportunity to discuss our executive compensation programs with many of our largest investors. While not all of these investors felt that a discussion on our compensation program was necessary, through our discussions we heard the following general themes:

■	investors understood the relevance of our compensation program metrics to our business strategy and appreciated our link between pay and performance;

■	investors supported our LTI award mix of 50% performance units (“PSUs”) and 50% restricted stock units (“RSUs”) and our rationale for making changes to our 2018 peer groups; and

■	investors emphasized the importance of clear proxy disclosure, especially the rationale for making changes to compensation programs.

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OUR COMMITMENT TO PAY FOR PERFORMANCE ALIGNMENT

We have designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our stock. As indicated in the Proxy Statement Executive Summary on page 9, the majority of pay for our CEO and other NEOs is “at risk” and is impacted by our financial results and stock price performance.

THE IMPACT OF BUSINESS RESULTS ON OUR 2017 INCENTIVE PLANS

As a result of our above target financial performance in 2017, our annual incentive plan (“AIP”) payout, on average, was above target. However, our 2015 PSU payout, which was based on our 3-year performance of relative TSR and return on invested capital (“ROIC”), was below target.

■	Our CEO received an AIP payout that was 150% of target and the average payout to our other NEOs was 151%.

■	All of our NEOs, including the CEO, received a 72% payout on their 2015 PSU awards.

2017 CEO AIP PAYOUT	2015 PSU PAYOUT

EXPLANATION OF THE PAY DECISIONS FOR OUR CEO

In the first quarter of each year, the Compensation and Personnel Committee meets to determine CEO pay decisions for base salary, AIP and LTI award grants reflecting both prior year performance and appropriate positioning versus the representative peer group described on page 40. The following table displays the decisions made during 2017 and 2018 with respect to CEO compensation.

Pay Component	2017 Pay Decisions	2018 Pay Decisions	Drivers for First Quarter 2018 Decisions
Base Salary	$1,000,000	$1,000,000	The Committee considered Ms. Ramos’ base salary to be competitively positioned and did not change the base salary.
Annual Incentive Plan	$805,000 (Earned in 2016 and paid in 1Q2017 and shown in SCT for 2016)	$1,500,000 (Earned in 2017 and paid in 1Q2018 and shown in SCT for 2017)

Ms. Ramos received an AIP payout that was 150% of target. As described below, 90% of the AIP payout for NEOs is tied directly to ITT’s financial results. The Committee chose to award Ms. Ramos at 150% for the 10% individual component of the AIP for the following accomplishments:

-   Led ITT to strong financial results including record Adjusted EPS.

-   Successfully transitioned the management system to improve focus on   operations through implementation of the Chief Operating Officer role.

-   Advanced ITT’s growth and innovation strategy through investments in people, production capabilities and R&D.

The Committee approved an increase to Ms. Ramos’ AIP target from 100% to 120% of salary for 2018 to provide additional pay at risk that will only be received upon achievement of financial targets.

Long-Term Incentives(1)	$4,500,000	$4,500,000	The Committee considered Ms. Ramos’ LTI award value to be competitively positioned and did not change the target value from the previous year.
TOTAL DIRECT COMPENSATION	$6,305,000	$7,000,000

(1)	The 2017 LTI award value differs from what is displayed in the Summary Compensation Table (“SCT”) and Grants of Plan-Based Awards table for 2017, each of which present the value recorded under GAAP. The 2018 LTI award was granted in February 2018 and is not included in the SCT and the Grants of Plan-Based Awards table.

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GOVERNANCE AND COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve our business objectives and maximize their long-term contributions to our success. We include compensation elements that are designed to align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We determine total annual compensation by reviewing the median of the competitive market, then position compensation at, above or below the median based on experience, performance, critical skills, and the general talent market for each senior executive.

BEST PRACTICES THAT SUPPORT OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation and Personnel Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

The Compensation and Personnel Committee has incorporated the following best practices into our programs:

WHAT WE DO	WHAT WE DON’T DO
Emphasize Long-Term Compensation to Ensure Alignment of Pay With Long-Term Performance	No Hedging or Pledging of Company Stock
Significant Majority of Pay is Performance-Based and Not Guaranteed	No Accelerated Vesting of Equity Awards or Severance Benefits Solely Upon a Change in Control
Stock Ownership Requirements Require Meaningful Holdings	No Tax Gross-Ups (unless related to international assignment or relocation)
Double-Trigger Change in Control Vesting of Equity Awards	No Golden Parachutes
Clawback Policy That Applies to Our Annual Incentive Plan and Equity Awards	No Repricing of Stock Options
Proactive Engagement with Shareholders	No Supplemental Defined Benefit Pension for Executives
Engages Independent Compensation Consultant	No Excessive Perquisites or Personal Benefits

KEY PARTICIPANTS IN THE COMPENSATION PROCESS

ROLE OF THE COMPENSATION AND PERSONNEL COMMITTEE

The Compensation and Personnel Committee reviews and approves the compensation elements and the compensation targets for each of our executive officers, including the NEOs. The Compensation and Personnel Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company’s long-term incentive plan, and approves the benefits and perquisites offered to executive officers. Further, the Compensation and Personnel Committee evaluates the Company’s compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants. Pursuant to its charter, the Compensation and Personnel Committee may delegate authority to act upon specific matters to a subcommittee.

ROLE OF MANAGEMENT

During 2017, our CEO and Chief Human Resources Officer made recommendations to the Compensation and Personnel Committee regarding executive compensation actions and incentive awards. The Chief Human Resources Officer serves as the liaison between the Compensation and Personnel Committee and Pay Governance, providing internal data on an as-needed basis so that Pay Governance can produce comparative analyses for the Compensation and Personnel

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Committee. In 2017, the Company’s human resources, finance and legal departments supported the work of the Compensation and Personnel Committee, by providing information, answering questions and responding to various requests of committee members.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

In 2017, the Compensation and Personnel Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this Proxy Statement under the heading “Corporate Governance and Related Matters—Compensation and Personnel Committee.”

Pay Governance attended the four regularly-scheduled meetings of the Compensation and Personnel Committee in 2017 and provided the committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, perquisites, and compensation standards. In this capacity, they provided services that related solely to work performed for, and at the direction of, the Compensation and Personnel Committee, including analysis of material prepared by management for the Compensation and Personnel Committee’s review. Pay Governance provided no other services to the Company during 2017. The total amount of fees paid to Pay Governance for 2017 services was $87,351. In addition, the Company reimburses Pay Governance for reasonable travel and business expenses.

The Compensation and Personnel Committee selected Pay Governance to serve as its Independent Compensation consultant only after assessing the firm’s independence. As part of its independence review, the Compensation and Personnel Committee reviewed the Company’s relationship with Pay Governance and determined that no conflicts of interest existed. The Compensation and Personnel Committee has the sole authority to retain and terminate consultants, including Pay Governance, with respect to compensation matters.

EXTERNAL BENCHMARKING

In 2017, as in past years, the Compensation and Personnel Committee looked to competitive market compensation data for companies comparable to ITT to establish overall policies and programs that address executive compensation, benefits and perquisites in line with its stated pay philosophy.

For 2017 pay decisions for the CEO and CFO, the Company used a peer group of 16 companies comparable to ITT in terms of revenue, market capitalization and industry in order to better evaluate executive compensation market practices (the “Representative Peer Group”). The CEO and CFO roles are more easily compared from company to company because their pay is disclosed in each company’s proxy statement. The 2017 Representative Peer Group consisted of the following companies:

Representative Peer Group
■ Actuant Corporation (ATU)	■ EnPro Industries, Inc. (NPO)	■ Nordson Corporation (NDSN)
■ AMETEK, Inc. (AME)	■ Esterline Technologies Corp (ESL)	■ Roper Industries, Inc. (ROP)
■ Barnes Group, Inc. (B)	■ Flowserve Corporation (FLS)	■ SPX Flow Inc. (FLOW)
■ Carlisle Companies Inc. (CSL)	■ Harsco Corporation (HSC)	■ Woodward, Inc. (WWD)
■ Colfax Corporation (CFX)	■ Hubbell Incorporated (HUB)
■ Crane Co. (CR)	■ IDEX Corporation (IEX)

The Compensation and Personnel Committee annually reviews and evaluates this Representative Peer Group to ensure that it remains appropriate.

The Compensation and Personnel Committee’s review of external market data also included, as the primary reference for the other NEOs (and as a secondary reference for the CEO and CFO), analysis of the Willis Towers Watson Compensation Data Bank (the “CDB”) and other compensation survey information provided by Pay Governance. In particular, the Compensation and Personnel Committee’s analysis used a benchmark group of 70 companies from the Industrials, Materials, and Energy sectors that were available in the CDB during 2015 with annual revenue between approximately $1.25 billion and $5 billion, in order to provide a representative sample of the Company’s broader market for executive talent (see Appendix C attached).

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ELEMENTS OF COMPENSATION

NEO COMPENSATION ELEMENTS AT A GLANCE

The disclosure of our NEO compensation for 2017 covers the following executive officers:

■	Denise L. Ramos, Chief Executive Officer and President;
■	Thomas M. Scalera, Executive Vice President and Chief Financial Officer;
■	Luca Savi, Executive Vice President and Chief Operating Officer;
■	Mary Beth Gustafsson, Senior Vice President, General Counsel and Chief Compliance Officer; and
■	Victoria L. Creamer, Senior Vice President and Chief Human Resources Officer.

The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation and Personnel Committee during the first quarter of every year. NEO direct compensation for 2017 consisted of a base salary, an AIP award, and LTI awards, each of which is detailed below.

2017 Compensation Element	Form	Rationale for Providing
Base Salary	Cash	Base salary is a competitive fixed pay element tied to role, experience, performance and criticality of skills.
Annual Incentive Plan Award	Cash	The AIP is designed to reward achievement of the Company, our business units (where applicable) and individual performance. The AIP is structured to emphasize overall performance and collaboration among the business units. It uses metrics (adjusted earnings per share, adjusted cash flow, adjusted operating margin and adjusted revenue) that are the fundamental short-term drivers of shareholder value. Each NEO also has 10% of his or her AIP tied to the achievement of individual and team goals.
Long-Term Incentive Awards	Stock

The LTI plan is designed to reward performance that drives long-term shareholder value through the use of three-year cliff vesting:

•   PSUs (50% of LTI mix) provide rewards linked to absolute stock price performance (due to denomination as ITT share units) and can go up or down based on two key measures, equally weighted, and aligned with long-term growth:

■  Relative Total Shareholder Return

■  Relative Return on Invested Capital

•   RSUs (50% of LTI mix) link executive compensation to absolute stock price performance and strengthen retention value.

The grant date of PSUs and RSUs is determined on the date on which the Compensation and Personnel Committee approves these awards, which is typically in February or March.

The Company also provides benefits and limited perquisites to its NEOs that it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion under the heading “Benefits and Perquisites.”

2017 BASE SALARY INCREASES

The Compensation and Personnel Committee reviewed the compensation level of each NEO based on the Representative Peer Group and the external survey data. Based on the Committee’s targeted pay positioning, the evaluation of each NEO’s performance, and the external market data on competitive pay levels provided by Pay Governance, the Committee awarded base salary merit increases. In addition, Mr. Savi’s 2017 annual salary was increased in January 2017 in connection with his appointment to the position of Executive Vice President and Chief Operating Officer. The increases for Mr. Scalera, Ms. Gustafsson and Ms. Creamer were effective in February 2017. Ms. Ramos did not receive a salary increase during 2017 because the Committee considered her salary as CEO to be competitively positioned.

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	2016 Annual Base Salary	2017 Annual Base Salary	Change
Denise L. Ramos	$ 1,000,000	$ 1,000,000	—%
Thomas M. Scalera	500,000	515,000	3.0%
Luca Savi(1)	480,250	539,575	12.4%
Mary Beth Gustafsson	446,500	460,000	3.0%
Victoria L. Creamer	367,000	377,500	2.9%
(1)	Mr. Savi is employed by ITT Italy Holding s.r.l. and is paid in euros. His 2016 annual base salary of €425,000 and his 2017 annual base salary of €477,500 were converted to U.S. dollars using the 2017 average exchange rate of 1.13 dollars per euro for both years.

2017 ANNUAL INCENTIVE PLAN

For 2017, AIP payouts averaged 150% of target for all of the NEOs, reflecting above target achievement, on average, of annual financial goals. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation and Personnel Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities and individual performance.

The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives and set aggressive goals for all financial metrics. The Company must achieve a certain threshold for each of the four financial performance metrics discussed below in order for each performance component to be considered in the calculation of the AIP payout. Performance below the threshold performance level results in a zero payout for that particular performance component.

The formula to determine each NEO’s AIP total potential payment is as follows:

2017 AIP Potential Payout =
(Base Salary) x (Target Award Percentage) x (AIP Performance Factor)

Both the individual performance component of the AIP and the overall AIP award payout are capped at 200% of an individual’s annual cash bonus target.

2017 AIP AWARDS PAID IN 2018

The 2017 AIP awards paid in March 2018 are as follows:

Named Executive Officer	2017 Target AIP Awards as Percentage of Base Salary	2017 AIP Target Amounts	2017 AIP Awards (Paid in First Quarter 2018)	2017 AIP Awards as Percentage of Target (Paid in First Quarter 2018)
Denise L. Ramos	100%	$ 1,000,000	$ 1,500,000	150%
Thomas M. Scalera	75%	386,250	571,650	148%
Luca Savi(1)	85%	458,639	697,131	152%
Mary Beth Gustafsson	75%	345,000	524,400	152%
Victoria L. Creamer	70%	264,250	396,380	150%

(1)	Mr. Savi is employed by ITT Italy Holding s.r.l. and his 2017 Target AIP Award and 2017 AIP Award paid have been converted from euros to U.S. dollars using the 2017 average exchange rate of 1.13.

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2017 AIP PERFORMANCE METRICS AND WEIGHTINGS

Based on the Company’s 2017 business objectives, the Compensation and Personnel Committee identified financial performance metrics and an individual component, for the 2017 performance year, which together comprise the AIP Performance Factor. The following table shows the weighting assigned to each NEO for each AIP performance metric:

Named Executive Officer	Adjusted Earnings Per Share	Adjusted Cash Flow	Adjusted Operating Margin	Adjusted Revenue	Individual Component
Denise L. Ramos	30%	25%	25%	10%	10%
Thomas M. Scalera	30%	25%	25%	10%	10%
Luca Savi	30%	25%	25%	10%	10%
Mary Beth Gustafsson	30%	25%	25%	10%	10%
Victoria L. Creamer	30%	25%	25%	10%	10%

As permitted by the ITT Annual Incentive Plan for Executive Officers, the Compensation and Personnel Committee may exclude the impact of acquisitions, dispositions and other special items in computing AIP awards. The four financial performance metrics applicable to each NEO are therefore non-GAAP financial measures and should not be considered a substitute for measures determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies or those that we use in the Form 10-K or other external financial presentations. Descriptions of each of the performance metrics are as follows:

Metric	Reason for Selection	Details
Adjusted Earnings Per Share	Important measure of the value provided to shareholders	Adjusted EPS is defined as income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain acquisition-related expenses, income tax settlements or adjustments, and unusual and infrequent items. Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred.
Adjusted Cash Flow	Important measure of how the Company converts its net earnings into deployable cash	Adjusted Cash Flow is a non-GAAP measurement defined as net cash provided by operating activities less capital expenditures, cash payments for realignment costs, net asbestos cash flows, and other significant items that impact current results that management believes are not related to ongoing operations and performance.
Adjusted Operating Margin	Emphasizes the importance of maintaining healthy margins	Adjusted Operating Margin is defined as the ratio of adjusted operating income, over adjusted revenue. Adjustments include, but are not limited to, the impact of unbudgeted acquisitions and divestitures and special items.
Adjusted Revenue	Reflects the Company’s emphasis on growth	Adjusted Revenue is defined as revenue excluding the estimated impact of foreign currency fluctuations and the impact from unbudgeted acquisitions and divestitures made in the last 12 months.
Individual Component	Provides focus on supporting enterprise initiatives that will create growth and increase shareholder value

Each NEO establishes several personal or team goals related to Company initiatives or business unit initiatives that are aligned with the strategy of the business and the goals of the CEO. For 2017, four areas that were established at the start of the performance period were:

■ Culture and Talent: Embed a healthy, high performing culture and engage, and energize employees around ITT’s strategy, purpose and principles, improve development of our next generation talent, and focus on diversity of leadership.

■ Operational Excellence: Improve challenged businesses and optimize footprints of all business units, successfully transition to new operating structure, and management of governmental changes.

■ Targeted Share Gains: Improve differentiation with customers, advance technology and innovation, and outpace the market through new customer acquisitions.

■ Capital Deployment: Achieve budgeted financial performance of acquisitions and expand opportunities to cultivate new deals.

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2017 AIP PERFORMANCE TARGETS AND RESULTS

The Adjusted EPS, Adjusted Cash Flow, Adjusted Operating Margin and Adjusted Revenue targets were based on the Company’s 2017 operating budget. These targets were set early in 2017. The Compensation and Personnel Committee reviewed the operating budget with management to ensure that the targets were appropriate and determined that the achievement of the combination of financial goals would be challenging and reflect strong performance considering the uncertainty in some of our key end markets. The table below sets forth the target and actual results for each 2017 AIP financial performance metric at the corporate level.

CORPORATE FINANCIAL PERFORMANCE TARGETS

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2017 Results	2017 Payout
Adjusted Earnings Per Share	$1.98	$2.33	$2.80	$2.59	155%
Adjusted Cash Flow	$107M	$125M	$150M	$145M	178%
Adjusted Operating Margin	10.9%	12.1%	13.9%	12.3%	111%
Adjusted Revenue	$2,160M	$2,400M	$2,640M	$2,539M	158%

AIP INDIVIDUAL COMPONENT CONSIDERATIONS

Each NEO has 10% of their AIP bonus target based on the individual component, which rewards achievement of their individual and team goals. The Compensation and Personal Committee considered the following achievements when determining the individual component payout of each NEO. The considerations for the CEO were described previously in the Executive Summary.

■	Thomas M. Scalera, Executive Vice President and Chief Financial Officer:

	•	Drove strong execution of financial objectives

	•	Rebuilt the strategy organization to enable growth and cultivation of potential acquisitions

	•	Improved the capabilities of the finance and strategy organizations through the hiring of new executives

■	Luca Savi, Executive Vice President and Chief Operating Officer:

	•	Delivered strong operational results in first year as Chief Operating Officer

	•	Stabilized and managed the Industrial Process business unit while hiring and integrating a new SVP and President to lead that business

	•	Reinforced a culture of accountability throughout the business units

■	Mary Beth Gustafsson, Senior Vice President, General Counsel and Chief Compliance Officer:

	•	Continued to lead an effort to ensure compliance and re-qualification of connector products for the defense market

	•	Effectively managed critical asbestos and environmental liabilities

	•	Enhanced ITT’s legal capabilities through development of internal resources and leveraging external expertise

■	Victoria L. Creamer, Senior Vice President and Chief Human Resources Officer:

	•	Led ITT’s investment in people, including culture programs, talent development and employee engagement

	•	Developed and implemented a new approach to training managers including a focus on improving people management skills

	•	Drove the improvement of external communications including enhancing ITT’s website and social media presence

2017 LONG-TERM INCENTIVE COMPENSATION

In 2017, the Compensation and Personnel Committee approved two types of vehicles for the Company’s annual LTI awards with each addressing long-term shareholder value alignment in different ways. The Committee believed that granting a combination of PSUs and RSUs was appropriate to provide shareholder alignment, retention value, and the opportunity to leverage awards up and down consistent with stock price performance, as well as Company performance over the long term. Stock options were not granted in 2017 because RSUs are perceived to have better executive retention value. In 2017,

LTI for our NEOs were allocated as follows:

■  50% granted in PSUs; and

■  50% granted in RSUs.

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The following table shows the target value of the LTI award grants made to NEOs in February 2017 as part of the Company’s regular annual compensation process. These LTI values were determined, taking into account base pay and annual incentive values, in developing market competitive total compensation levels and an appropriate mix of fixed versus variable and short-term versus long-term incentives. These values also considered each NEO’s role, potential long-term contribution, performance, experience and skills.

Named Executive Officer	PSUs (Target Award)	RSUs	Total(1)
Denise L. Ramos	$2,250,000	$2,250,000	$4,500,000
Thomas M. Scalera	462,500	462,500	$925,000
Luca Savi	525,000	525,000	$1,050,000
Mary Beth Gustafsson	350,000	350,000	$700,000
Victoria L. Creamer	187,500	187,500	$375,000

(1)	The values in this table differ from the values reported in the SCT and the Grants of Plan-Based Awards in 2017 table, each of which present the value recorded under GAAP.

PERFORMANCE UNITS

PSUs are settled in shares after a three-year performance vesting period, with performance tied equally to the Company’s ROIC relative to the performance of companies in the Representative Peer Group (described on page 40) and the Company’s three-year TSR performance relative to the performance of the S&P 400 Capital Goods Index, of which ITT is a member.

■	In 2017, the Committee approved Relative ROIC as a metric to align executive pay with performance against peer companies in driving efficient and disciplined deployment of capital. The measurement of ROIC was changed in 2017 to be calculated based on ‘pre’-tax earnings. This was due to the potential U.S. tax law changes that were being discussed in early 2017 and the unknown impact these tax changes would have on our ROIC results and the results of our peer companies.

■	Relative TSR was again selected as a metric by the Committee to ensure executive compensation is aligned with shareholder value creation.

Delivery of shares generally requires employment throughout the three-year performance period. PSUs therefore provide alignment with absolute stock performance, relative stock performance, Company performance, and potential retention value. There are up to three outstanding PSU awards at any time. No dividend equivalents are paid on unvested PSUs.

MEASURING RELATIVE ROIC PERFORMANCE

■	ROIC for the 2017 PSUs is a percentage that will be calculated by dividing (A) pre-tax income from continuing operations attributable to the Company, adjusted to exclude the pre-tax impact from special items, interest income or expense and amortization of expense from intangible assets by (B) average total assets from continuing operations, less asbestos-related assets (including deferred tax assets on asbestos-related matters) and non-interest bearing current liabilities for the five preceding quarterly periods. Special items represent significant charges or credits that impact results, such as debt-funded acquisitions, but may not be related to the Company’s ongoing operations and performance, as disclosed in the Company’s filings with the SEC.

■	Relative ROIC performance for the 2017 PSUs will be measured based on ITT’s 2019 ROIC results and the Representative Peer Group companies’ ROIC results that most closely align with the timing of ITT’s 2019 year-end closing.

If Company’s Relative ROIC Performance is:	Payout Factor for ROIC Component of PSUs*
at the 80th percentile or greater	200%
at the 50th percentile	100%
at the 35th percentile	50%
less than the 35th percentile	0%

*	Payouts for performance between the percentiles shown are interpolated

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MEASURING RELATIVE TSR PERFORMANCE

■	TSR performance is measured for companies in the S&P 400 Capital Goods index by comparing the average closing stock price for the month of December prior to the start of the three-year performance cycle, to the average closing stock price for the month of December that concludes the three-year performance cycle, including adjustments for reinvested dividends and extraordinary payments.

■	Vesting at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the other companies within the index.

If Company’s Relative Total Shareholder Return Performance is:	Payout Factor for TSR Component of PSUs*
at the 80th percentile or greater	200%
at the 50th percentile	100%
at the 35th percentile	50%
less than the 35th percentile	0%

*	Payouts for performance between the percentiles shown are interpolated

PAYOUT ON 2015 PSUs

In 2015, ITT granted PSUs to certain executives, including each of the NEOs. The three-year performance targets were based equally on the Company’s TSR performance relative to the performance of the S&P 400 Capital Goods Index and the Company’s ROIC relative to certain performance targets. The payout of the 2015 PSUs was 72% and based on the following:

■	2015-2017 TSR Results (50% weighting): During the three-year performance period, ITT’s TSR was at the 47th percentile of the index of companies, which corresponded to an 89% payout.

■	2015-2017 ROIC Results (50% weighting): ITT’s ROIC performance was 11.1% and included a 90 basis point adjustment identified in the plan design primarily related to the impact of debt funding for the acquisition of Wolverine Advanced Materials in October 2015. The payout for the ROIC metric was 55% of target.

RESTRICTED STOCK UNITS

RSUs are settled in shares after a three-year vesting period and provide alignment with stock performance and retention value. Grants of RSUs provide NEOs with stock ownership of unrestricted shares after the restrictions lapse. NEOs receive RSU awards because, in the judgment of the Compensation and Personnel Committee and based on management recommendations, these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation and Personnel Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards, and awards contemplated for new employees as part of employment offers. The CEO has the authority to grant RSUs to other employees in certain situations. These grants are reviewed by the Compensation and Personnel Committee at its next scheduled meeting. RSUs do not grant dividend or voting rights to the holder over the vesting period, however, dividend equivalents are accrued and paid after vesting. In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms.

SPECIAL GRANTS

In addition to annual LTI awards, the Compensation and Personnel Committee may award special grants in the form of PSUs, RSUs or stock options. These grants are used to attract new senior executives to ITT, provide additional retention incentive or reward extraordinary performance. During 2017, no special grants were made to NEOs.

WHAT’S NEW FOR 2018?

For 2018, the Compensation and Personnel Committee approved changes to the design of our compensation programs to enhance alignment with our business strategy and portfolio.

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CHANGE TO 2018 AIP

Our AIP metrics and weightings align with our business strategy and have remained consistent over the last five years. For 2018, the Compensation and Personnel Committee approved a change to increase the weighting on Adjusted Revenue from 10% to 20% for the payout calculation. In addition, the weighting of Adjusted Cash Flow and Adjusted Operating Margin will decrease from 25% to 20%. This change aligns with our strategy, which is to have a balanced focus on execution, innovation, growth and portfolio management. After this change, Adjusted Revenue, Adjusted Operating Margin and Adjusted Cash Flow will have an equal emphasis and weighting of 20%. The weighting of the other two AIP metrics, Adjusted EPS and Individual performance, will remain the same at 30% and 10%, respectively.

CHANGES TO OUR 2018 PSU DESIGN

■	Relative TSR will remain weighted as 50% of the PSUs. The relative TSR peer group will be expanded to include the S&P 400 Capital Goods companies and additional transportation and industrial pump/flow companies. This change was made to better align the relative TSR peer group to ITT’s portfolio mix. Before this change was approved by the Committee, we tested the impact of expanding the peer group on our unvested 2015, 2016 and 2017 PSU awards. The expanded peer group did not change the current estimated payouts of the unvested PSU awards by more than 5%, which supported the Committee’s objective of better aligning the relative TSR peer group to ITT’s portfolio without driving a better future performance outcome.

■	Absolute ROIC, with a specific three-year performance target, will replace Relative ROIC for the other 50% of the PSU award. The Committee approved the change to ROIC with specific targets for the following reasons: (1) absolute ROIC provides a tighter alignment with our strategy and timing of our capital investments, which may be different than our peer companies and (2) absolute ROIC targets are easier to communicate to executives and for executives to take into consideration when making decisions as compared to relative ROIC.

CHANGE TO OUR 2018 REPRESENTATIVE PEER GROUP

The Committee approved a change to the Representative Peer Group (page 40), which is to replace Roper Technologies (ROP) with WABCO Holdings (WBC). The Committee agreed that WABCO is a more appropriate peer than Roper considering ITT’s expanding portfolio related to the transportation industry.

BENEFITS AND PERQUISITES

All of the NEOs, except for Mr. Savi who is employed by ITT Italy Holding s.r.l., are eligible to participate in the Company’s broad-based U.S. employee benefits program. The program includes the ITT Retirement Savings Plan, which provides before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. Prior to the spin-off of our defense and water businesses on October 31, 2011 which established us as a new diversified global, multi-industrial company (the “Spin Transaction”), employees also participated in a pension program.

All of the NEOs, except for Mr. Savi, together with most of the Company’s other salaried employees who work in the United States, participate in the ITT Retirement Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis, on an after-tax basis or as a Roth contribution. The Company makes a core contribution of 3% or 4% of pay to the plan for all eligible employees, and matches 50% of employee contributions, up to 6% of pay. The core contribution is 3% for employees whose age plus service is less than 50, and 4% for employees whose age plus service is at least 50. In addition, employees who were participating in the ITT Salaried Retirement Plan at the time it was frozen, as described below, and whose age and service was at least 60 at that time, may be eligible for up to five years of transition employer contributions following the Spin Transaction. The transition employer contributions ended on October 31, 2016.

The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practices. Perquisites available for Ms. Ramos, Mr. Scalera, Ms. Gustafsson and Ms. Creamer are financial and estate planning reimbursement of up to $15,000 per year. Mr. Savi is on an international assignment from Italy to China and receives a transportation allowance in connection with that assignment. Since 2011, the Company has not provided any tax gross-up for personal income taxes due on these perquisites.

Amounts reported as perquisites also include reimbursement of certain relocation-related expenses, which are described in detail in the notes to the “All Other Compensation Table” later in this Proxy Statement.

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RETIREMENT AND BENEFITS PLAN FOR MR. SAVI

Mr. Savi participates in a supplemental retirement plan provided under the terms of the collective bargaining agreement applicable to Dirigenti (Executives) of Industrial companies. These benefits are provided in addition to the Italian government-provided retirement benefits. Under the terms of the plan Mr. Savi can contribute up to €6,000 annually and receive a company matching contribution of up to €6,000.

Mr. Savi is eligible for other statutory retirement and health and welfare benefits that are generally provided to our employees in Italy that have the classification of Dirigenti (Executive). During Mr. Savi’s assignment in China, he and his family will be covered by ITT’s international healthcare coverage plan, which covers all employees that participate in an international assignment.

OTHER COMPENSATION AND BENEFITS

CEO COMPENSATION AND EMPLOYMENT AGREEMENT

Ms. Ramos has an employment agreement with the Company that governs the terms of her employment. The agreement was entered into on October 31, 2011 and amended on May 16, 2016 and does not have a stated expiration date. Ms. Ramos’ compensation for 2017 is set forth above under the heading “Explanation of the Pay Decisions for our CEO.”

If the Company terminates her employment other than for cause (as defined in her employment agreement) and other than as a result of her death or disability, or as an acceleration event, Ms. Ramos will, subject to certain conditions and limitations set forth in her employment agreement, be entitled to severance pay in an amount equal to two times the sum of her then-current annual base salary and target annual incentive payable in installments over 24 months and will also be entitled to receive certain benefits during that time.

If the Company terminates her employment as a result of an acceleration event, Ms. Ramos will, subject to certain conditions and limitations set forth in her employment agreement, be entitled to severance pay in an amount equal to three times the sum of (x) annual base salary and (y) the greater of the annual incentive (assumed at target) or the actual bonus most recently paid, payable in installments over 24 months. In addition, she will be entitled to a lump sum payment equal to three times her highest annual base salary rate during the three years preceding termination or the acceleration event times the highest percentage rate of the Company’s contributions to the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan (such percentage rate not to exceed 7% per year), as well as three years of healthcare benefits and life insurance.

The current employment agreement for Ms. Ramos is attached as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 16, 2016.

POST-EMPLOYMENT COMPENSATION

ITT DEFERRED COMPENSATION PLAN

Our NEOs, except Mr. Savi, are eligible to participate in the ITT Deferred Compensation Plan. This plan provides United States executives an opportunity to defer receipt of between 2% and 90% of any AIP awards they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the ITT Deferred Compensation Plan as selected by the executive. Participants in the ITT Deferred Compensation Plan may elect a fund that tracks the performance of the Company’s common stock.

ITT SALARIED RETIREMENT PLAN

Until October 31, 2011, most of our salaried employees who work in the United States participated in the ITT Salaried Retirement Plan. Under the plan, participants could elect, on an annual basis, to be covered by either a Traditional Pension Plan (described elsewhere in this Proxy Statement under the heading “Compensation Tables—2017 Pension Benefits”) or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The ITT Salaried Retirement Plan was transferred

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by the Company to Exelis Inc., our defense business that was spun off in the Spin Transaction, effective on October 31, 2011, and both service credit and accrued benefits were frozen as of that date, and certain participants are eligible to receive transition employer contributions into the ITT Retirement Savings Plan.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains severance arrangements for most of its senior executives, including all of the NEOs except Mr. Savi. These arrangements are included in two plans, one covering most severance circumstances (the ITT Senior Executive Severance Pay Plan), and the other covering severance following a change-in-control event (the ITT Senior Executive Change in Control Severance Pay Plan). These plans do not allow for the payment of tax gross-ups on severance pay or other benefits. These plans are regularly reviewed by the Compensation and Personnel Committee.

The purpose of the ITT Senior Executive Severance Pay Plan is to provide a period of transition for senior executives. The terms of the ITT Senior Executive Severance Pay Plan apply to Mr. Scalera, Ms. Gustafsson and Ms. Creamer, however the length of Mr. Scalera’s severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction. The severance terms for Ms. Ramos are covered under her employment agreement. The severance terms for Mr. Savi are covered under the National Collective Agreement for the Industrial Sector Managers in Italy. This agreement provides Mr. Savi with termination benefits in the event his employment is terminated for other than cause. Senior executives, who are full-time salaried employees of the Company or any subsidiary, who are paid under a U.S. payroll and who report directly to the CEO, are covered by the ITT Senior Executive Severance Pay Plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause. In the event that any payment would constitute an excess parachute payment within the meaning of Section 280G of the Code, then the aggregate of all payments would be reduced so that the present value of the aggregate of all payments is maximized, but is not subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.

The purpose of the ITT Senior Executive Change in Control Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined under the heading “Potential Post—Employment Compensation—Change in Control Arrangements”) including a change in control. The ITT Senior Executive Change in Control Pay Plan applies to Mr. Scalera, Mr. Savi, Ms. Gustafsson and Ms. Creamer. The severance terms for Ms. Ramos in the event of an acceleration event are covered under her employment agreement. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments in the case of an acceleration event.

These plans, including the potential post-employment payments that our NEOs would receive pursuant to these plans, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Potential Post-Employment Compensation.” The severance plans apply to our key employees as defined by Section 409A.

POLICIES

THE ROLE OF RISK AND RISK MITIGATION

In 2017, the Compensation and Personnel Committee evaluated risk factors associated with our businesses in determining compensation structure and pay practices. The structure of the Board of Directors’ committees facilitates this evaluation and determination. More specifically, during 2017, the Chair of the Compensation and Personnel Committee was a member of the Audit Committee. This membership overlap provides insight into the Company’s business risks and affords the Compensation and Personnel Committee access to the information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation and Personnel Committee. The Chief Executive Officer and the Chief Financial Officer attend those portions of the Compensation and Personnel Committee meetings at which plan features and design configurations of our annual and long-term incentive plans are considered and approved.

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. The following features of our executive compensation program help to contribute to the achievement of this goal.

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Emphasis on Long-Term Compensation	By granting long-term incentive compensation at 37% to 70% of our NEOs’ total compensation package, the Compensation and Personnel Committee believes that it is encouraging strategies that correlate with the long-term interests of the Company. Our LTI awards, described elsewhere in this Compensation Discussion and Analysis under the heading “2017 Long-Term Incentive Compensation,” feature a three-year vesting threshold for senior vice presidents and 10 year stock option terms, encouraging behavior focused on long-term value creation. PSUs focus on ITT’s three-year stock price and Return on Invested Capital, encouraging behavior focused on long-term goals while discouraging behavior focused on short-term risks.
Pay Mix	15% to 37% of total target compensation is fixed for NEOs while the remaining total compensation is tied to performance, consistent with our pay-for-performance philosophy. As scope of responsibility increases, the amount of performance-based pay increases and fixed pay decreases relative to other officers. Our incentive design provides multiple performance time frames and a variety of financial measures that are intended to drive profitable and sustained growth.
Clawback Policy	We have a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all compensation awarded to or earned by that senior executive on the basis of our financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board’s view, the compensation related to our financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The policy covers all executives that receive PSUs, including our NEOs.
Required Executive Stock Ownership	NEOs are required to own Company shares or share equivalents with a value equal to a multiple of their base salary, as discussed in more detail below. We believe this requirement aligns their interests with the interests of the Company’s shareholders and also discourages behavior that is focused only on the short-term.
Prohibition Against Speculating, Hedging or Pledging Stock	We have a policy prohibiting employees from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. We also prohibit employees from pledging Company securities as collateral for a loan.
Rule 10b5-1 Trading Plans	The Board of Directors has authorized the use by executive officers of prearranged trading plans under Rule 10b5-1 under the Exchange Act. Rule 10b5-1 permits insiders to adopt predetermined plans for selling specified amounts of stock or exercising stock options under specified conditions and at specified times. Executive officers may only enter into a trading plan during an open trading window and they must not possess material nonpublic information regarding the Company at the time they adopt the plan. Using trading plans, insiders can diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information. Generally, under these trading plans, the individual relinquishes control over the transactions once the plan is put into place. Accordingly, sales may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Both new plans and modifications are subject to a mandatory “waiting period” designed to safeguard the plans from manipulation or market timing. Trading plans adopted by executive officers are reviewed and approved by the Legal Department.

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EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Company maintains stock ownership guidelines for all of its executive officers, including the NEOs. Executive officers have five years in order to meet the guidelines.

Stock ownership guidelines for officers specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The guidelines specify expected stock ownership levels expressed as a multiple of base salary, as set forth in the table below. Only the following equity holdings count towards achieving these ownership levels: shares owned outright, Company unvested RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Retirement Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan. Stock options and unvested PSUs, which comprise a significant percentage of total compensation for the CEO and other NEOs, do not count towards the achievement of our executive stock ownership guidelines.

Until an executive has attained the ownership levels set forth in the guidelines, executives are prohibited from selling any restricted stock that vests and becomes unrestricted, as well as required to hold all shares acquired through the exercise of stock options (except to the extent necessary to meet tax and exercise price obligations). Both the guidelines, and compliance with the guidelines, are monitored periodically. As of the date of this Proxy Statement, all NEOs either have met the guidelines, or are on track to meet the guidelines.

Chief Executive Officer	5 x Annual Base Salary
Executive Vice Presidents	3 x Annual Base Salary
Senior Vice Presidents	2 x Annual Base Salary
Selected Vice Presidents	1 x Annual Base Salary

CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS

In establishing total compensation for the executive officers, the Compensation and Personnel Committee has considered the effect of Section 162(m) of the Internal Revenue Code and the accounting rules associated with the Company’s compensation programs. Prior to 2018, Section 162(m) generally disallowed a tax deduction for compensation over $1,000,000 paid for any fiscal year to the CEO and the three other highest-paid NEOs, other than the CFO. However, Section 162(m) contained an exception from this $1,000,000 limit for compensation that qualified as “performance-based.” The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) made several changes to Section 162(m), the most significant of which was removing this exception for “performance-based” compensation. In addition, the Tax Act extended the application of Section 162(m) to the CFO and to any employee who, at any time after 2016, was the CEO, CFO or one of the other three highest-paid NEOs for a fiscal year. The changes made by the Tax Act apply beginning January 1, 2018, other than with respect to compensation paid pursuant to written binding contracts that were in effect on November 2, 2017.

The primary objective of the Company’s compensation program is to support the Company’s business strategy. Prior to the adoption of the Tax Act, the Compensation and Personnel Committee generally sought to preserve the deductibility of most compensation paid to executive officers, but believed it also should have flexibility to award non-deductible compensation. As a result of these considerations in 2017, our AIP awards, as well as awards under our LTI program (including PSUs, RSUs and stock options), were intended to qualify as performance-based compensation that was deductible under Section 162(m), provided, however, that there can be no guarantee that such awards would be treated as qualified performance-based compensation under Section 162(m). As a result of the Tax Act’s elimination of the exception for performance-based compensation, the Compensation and Personnel Committee did not design the 2018 executive compensation program to preserve the deductibility of most compensation that is paid to executive officers, as it did in 2017 and prior years. The elimination of the performance-based pay exemption did not otherwise affect the Company’s 2018 executive compensation program.

For purposes of Section 162(m) compliance for PSUs and RSUs granted in 2017 and prior years, the payout of awards requires the Company to meet a threshold adjusted EBITDA target during the three-year performance period. If the threshold is achieved, the Compensation and Personnel Committee may use discretion and approve payouts that range from zero to 200% of the units initially awarded, depending on the Company’s performance. A threshold adjusted EBITDA target is also used for our AIP awards for executive officers, and if the threshold is achieved then the award is fully funded and the Compensation and Personnel Committee uses discretion to approve a payout according to the established financial performance metrics discussed above in the section entitled “2017 Annual Incentive Plan.”

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned by each of our NEOs.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Comp(4)	Change in Pension Value and Non-qualified Deferred Comp Earnings(5)	All Other Comp(6)	Total
Denise L. Ramos Chief Executive Officer & President	2017	$ 1,000,000	$—	$4,766,404	$—	$ 1,500,000	$ 39,555	$ 208,028	$ 7,513,987
	2016	1,000,000	—	3,500,125	1,125,012	805,000	35,585	211,818	6,677,540
	2015	992,308	—	3,335,117	1,062,571	1,162,000	24,729	244,883	6,821,608
Thomas M. Scalera Executive Vice President and Chief Financial Officer	2017	512,692	—	980,005	—	571,650	8,359	73,535	2,146,241
	2016	497,526	—	700,224	225,002	300,000	4,017	78,681	1,805,450
	2015	468,077	—	828,180	200,034	417,525	—	87,092	2,000,908
Luca Savi Executive Vice President and Chief Operating Officer(7)	2017	539,575	—	1,112,329	—	697,131	—	604,058	2,953,093
	2016	468,541	—	466,760	150,002	491,800	—	635,070	2,212,173
	2015	460,394	—	655,384	81,309	432,207	—	732,586	2,361,880
Mary Beth Gustafsson Senior Vice President and General Counsel	2017	457,923	—	741,553	—	524,400	2,412	58,766	1,785,054
	2016	445,103	—	625,188	168,752	274,598	1,828	67,288	1,582,757
	2015	427,192	—	487,500	162,500	373,438	—	64,216	1,514,846
Victoria L. Creamer Senior Vice President and Chief Human Resources Officer	2017	375,884	165,000	397,421	—	396,380	—	48,939	1,383,624
	2016	365,884	165,000	283,906	91,254	176,160	—	36,157	1,118,361
	2015	321,731	570,000	378,666	87,554	235,620	—	63,237	1,656,808

(1)	The payments for Ms. Creamer were made pursuant to her employment offer letter and intended as an inducement of employment to replace the value of unvested equity awards from her previous employer that she forfeited upon joining the Company in February 2015.
(2)	Amounts include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSUs and RSUs. A discussion of the assumptions used in calculating these values may be found in Note 16 to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K.
(3)	Amounts in this column include the aggregate grant date fair value of non-qualified stock option awards in the year of grant based on a binomial lattice valuation. A discussion of assumptions relating to stock option awards may be found in Note 16 to the Consolidated Financial Statements in the Company’s 2017 Form 10-K.
(4)	As described in the “2017 Annual Incentive Plan” section of the Compensation Discussion and Analysis, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year. 2017 AIP payments were made in March 2018. Ms. Gustafsson deferred 75% of her 2017 AIP payout into the ITT Deferred Compensation Plan.
(5)	The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the representative dates using a discount rate of 4.11% for December 31, 2016 and 3.54% for December 31, 2017 (corresponding to the discount rates used for the ITT Salaried Retirement Plan). This pension plan is frozen and no additional benefits are being accrued, so the change in pension value reported is a result of changes to the actuarial assumptions used to calculate the present value of the benefits rather than an increase of the benefits. Below is the change in pension value for each NEO from December 31, 2016 to December 31, 2017.

Named Executive Officer	ITT Salaried Retirement Plan
Denise L. Ramos	$ 17,786
Thomas M. Scalera	8,359
Luca Savi	—
Mary Beth Gustafsson	—
Victoria L. Creamer	—

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Assumptions used to calculate the above amounts can be found immediately after the 2017 Pension Benefits table. The value of the ITT Salaried Retirement Plan benefits increased during 2017 due to the decrease in the discount rate and the change in the mortality assumptions as of December 31, 2017. Ms. Gustafsson and Ms. Creamer were hired after October 31, 2011, the date on which the plans were frozen. Mr. Savi is eligible for retirement benefits in Italy.
The non-qualified deferred compensation earnings include investment returns that were in excess of 2.72%, which was 120% of the Applicable Federal Long-term Rate (AFR) in December 2016 when the deferred compensation plan fixed rate option percentage was set. Ms. Ramos received $21,769 and Ms. Gustafsson received $2,412 as a result of the earnings in excess of the AFR. The earnings were calculated by applying the rate of 0.63%, which is the difference between the fixed rate option return of 3.35% and the AFR of 2.72%.
(6)	Amounts in this column for 2017 represent items specified in the All Other Compensation Table.
(7)	Mr. Savi’s compensation was converted from euros to U.S. dollars based on the average exchange rate for the year Mr. Savi was paid. The exchange rates used were 1.13, 1.11 and 1.11 for 2017, 2016 and 2015, respectively.

ALL OTHER COMPENSATION TABLE

	Denise L. Ramos	Thomas M. Scalera	Luca Savi	Mary Beth Gustafsson	Victoria L. Creamer
Executive Perquisites:
Financial Counseling(1)	$15,000	$15,000	$—	$5,385	$15,000
Assignment and Relocation Expense(2)	—	—	395,559	—	—
Total Perquisites	15,000	15,000	395,559	5,385	15,000
All Other Compensation:
Tax Reimbursements(3)	—	—	190,326	—	—
Insurance Benefits(4)	7,524	833	18,173	2,105	587
Retirement Plan Contributions(5)	185,504	57,702	—	51,276	33,352
Total All Other Compensation	$208,028	$73,535	$604,058	$58,766	$48,939

(1)	Amounts represent taxable financial and estate planning services fees paid during 2017. (2) Amounts represent the following:
• Mr. Savi started an international assignment in China during 2015. This assignment places one of ITT’s senior leaders in China, which is a country with significant potential growth for ITT. In connection with his assignment and pursuant to the ITT International Assignment policy, ITT provides allowances for the costs that Mr. Savi and his family incur in excess of their costs had they remained in Italy. The total amount includes: housing costs in China ($131,868), costs for his children to attend school in China ($116,304), cost of living and hardship allowances ($103,769), transportation costs ($30,488) and other assignment-related costs including China immigration fees.
• Mr. Savi’s assignment cost was converted from Chinese renminbi to U.S. dollars based on the average exchange rate for the year Mr. Savi was paid. The exchange rate used was 0.148 for 2017.
(3)	Under ITT’s International Assignment policy, employees on assignment to another country maintain the tax treatment they would have received if they remained in their home country. Any incremental home or host country taxes associated with the assignment are paid by the Company. The Company paid $100,595 for taxes and gross-ups for Mr. Savi in connection with his assignment from Italy to China. In addition, Mr. Savi is a U.S. green card holder and as a result had a U.S. tax liability of $89,731 that was paid by the Company for the 2016 tax year.
(4)	Amounts include taxable group term-life insurance premiums attributable to each NEO, except Mr. Savi. Mr. Savi’s insurance benefits include taxable amounts for medical, business trip, life and disability.
(5)	Amounts represent the total employer contributions under the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan. 2017 contributions to the ITT Retirement Savings Plan are: $26,563 for Ms. Ramos, $19,364 for Mr. Scalera, $18,550 for Ms. Gustafsson and $16,129 for Ms. Creamer. Contributions to the ITT Supplemental Retirement Savings Plan are discussed in the 2017 Nonqualified Deferred Compensation table. The amount for Mr. Savi is the employer contribution to the Italian statutory termination indemnity fund that would be paid upon termination from the Company.

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GRANTS OF PLAN-BASED AWARDS IN 2017

The following table provides information about 2017 equity and non-equity awards for the NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2017 AIP) and estimated future payouts under 2017 equity incentive plan awards, which consist of potential payouts related to the PSUs granted in 2017 for the 2017-2019 performance period. Also provided is the number of shares underlying all other stock awards, which for 2017 were composed solely of RSU awards. The compensation plans under which the grants in the following table were made are the AIP and the 2011 Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value: Equity Incentive Plan
Name	Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(3) (#)	Options(4) (#)	Awards ($)	Awards(5) ($)
Denise L.	2/23/2017	2/23/2017	$500,000	$1,000,000	$2,000,000
Ramos	2/23/2017	2/23/2017				28,028	56,055	112,110				$2,516,309
	2/23/2017	2/23/2017							53,985			$2,250,095
Thomas M.	2/23/2017	2/23/2017	$193,125	$386,250	$772,500
Scalera	2/23/2017	2/23/2017				5,763	11,525	23,050				$517,357
	2/23/2017	2/23/2017							11,100			$462,648
Luca Savi	2/23/2017	2/23/2017	$229,320	$458,639	$917,278
	2/23/2017	2/23/2017				6,540	13,080	26,160				$587,161
	2/23/2017	2/23/2017							12,600			$525,168
Mary Beth	2/23/2017	2/23/2017	$172,500	$345,000	$690,000
Gustafsson	2/23/2017	2/23/2017				4,360	8,720	17,440				$391,441
	2/23/2017	2/23/2017							8,400			$350,112
Victoria L.	2/23/2017	2/23/2017	$132,125	$264,250	$528,500
Creamer	2/23/2017	2/23/2017				2,338	4,675	9,350				$209,861
	2/23/2017	2/23/2017							4,500			$187,560

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the AIP. These potential payments are based on achievement of specific performance metrics and are completely at risk. The AIP target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target, and the maximum is equal to 200% of target. Zero payment is possible for performance below the threshold. Mr. Savi is employed by ITT Italy Holding s.r.l. and his amounts have been converted from euros to U.S. dollars using a 2017 average exchange rate of 1.13.
(2)	Amounts reflect the threshold, target and maximum unit levels, respectively, if an award payout is achieved under the Company’s PSUs. These potential unit amounts are based on achievement of specific performance metrics and are completely at risk. The PSU is computed based upon the applicable range of net estimated payments denominated in units where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target.
(3)	Amounts reflect RSU awards granted in 2017 to the NEOs.
(4)	Stock options were not granted in 2017 to the NEOs.
(5)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSU and RSU awards granted to the NEOs in 2017. A discussion of assumptions relating to these LTI awards may be found in Note 16 to the Consolidated Financial Statements in our 2017 Form 10-K.

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Denise L. Ramos	3/5/2013	105,295	—	—	26.76	3/5/2023	—	—	—	—
	3/4/2014	74,470	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	—	92,720	—	41.52	2/25/2025	25,595	1,366,005	38,138	2,035,425
	2/19/2016	—	123,900	—	33.01	2/19/2026	34,085	1,819,116	35,693	1,904,935
	2/23/2017	—	—	—	—	—	53,985	2,881,179	28,028	1,495,854
Thomas M. Scalera	3/4/2014	13,830	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	—	17,455	—	41.52	2/25/2025	9,640	514,487	7,182	383,303
	2/19/2016	—	24,780	—	33.01	2/19/2026	6,820	363,983	7,140	381,062
	2/23/2017	—	—	—	—	—	11,100	592,407	5,763	307,571
Luca Savi	3/8/2012	13,295	—	—	22.80	3/8/2022	—	—	—	—
	3/5/2013	10,290	—	—	26.76	3/5/2023	—	—	—	—
	3/4/2014	6,385	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	—	7,095	—	41.52	2/25/2025	11,595	618,825	2,920	155,840
	2/19/2016	—	16,520	—	33.01	2/19/2026	4,545	242,567	4,760	254,041
	2/23/2017	—	—	—	—	—	12,600	672,462	6,540	349,040
Mary Beth Gustafsson	3/4/2014	13,405	—	—	43.52	3/4/2024	—	—	—	—
	2/25/2015	—	14,185	—	41.52	2/25/2025	3,915	208,944	5,836	311,467
	2/19/2016	—	18,585	—	33.01	2/19/2026	8,145	434,699	5,355	285,796
	2/23/2017	—	—	—	—	—	8,400	448,308	4,360	232,693
Victoria L. Creamer	2/25/2015	—	7,640	—	41.52	2/25/2025	4,610	246,036	3,143	167,742
	2/19/2016	—	10,050	—	33.01	2/19/2026	2,765	147,568	2,895	154,506
	2/23/2017	—	—	—	—	—	4,500	240,165	2,338	124,779

(1)	Stock options vest on the third anniversary of the grant date.
(2)	RSUs vest on the third anniversary of the grant date. PSUs vest upon the completion of a three-year performance period beginning January 1 of the grant year and are shown at threshold payout with the exception of the the PSUs granted on February 25, 2015, which are shown at 72% of target based on the actual three-year TSR and ROIC results.
(3)	Reflects the Company’s closing stock price of $53.37 on December 29, 2017. Under the Equity Incentive Plan Awards column, the 2015 PSUs granted on February 25, 2015 vested on December 31, 2017 and are shown at 72% of target based on three-year TSR and ROIC results.

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OPTION EXERCISES AND STOCK VESTED IN 2017

The following table provides information regarding the values realized by our NEOs upon the exercise of stock options and the vesting of stock awards in 2017.

	Option Awards		Stock Awards
Named Executive Officer	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Denise L. Ramos	286,100	$ 7,075,261	20,110	$ 827,527
Thomas M. Scalera	102,018	1,871,427	3,735	153,695
Luca Savi	—	—	4,225	173,859
Mary Beth Gustafsson	—	—	12,815	527,337
Victoria L. Creamer	—	—	—	—

2017 PENSION BENEFITS

Effective on October 31, 2011, all of the Company’s pension benefits described in this section were frozen, and the cumulative liability of these benefits was assumed by Exelis Inc. only. Ms. Ramos and Mr. Scalera participated in the plans described below, and they remain eligible for frozen pension benefits under the ITT Salaried Retirement Plan.

ITT SALARIED RETIREMENT PLAN

Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a funded and tax-qualified retirement program. The plan is described in detail below.

While the Traditional Pension Plan formula paid benefits on a monthly basis after retirement, the Pension Equity Plan formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depended upon the date an employee first became a participant under the plan.

TRADITIONAL PENSION PLAN

A participant first employed prior to January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would be the total of:

■	2% of his or her average final compensation (as defined below) for each of the first 25 years of benefit service, plus

■	1.5% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

■	1.5% of his or her average final compensation for each year of benefit service up to 40 years, reduced by

■	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP awards) is the total of:

■	The participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

■	The participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

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As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by one-fourth of one percent for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60- 64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by five-twelfths of one percent for each month that payments start before age 60 but not more than 25%. For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement was available as described above. Special Early Retirement was also available to employees who attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commenced prior to age 62 they would be reduced by five-twelfths of one percent for each of the first 48 months prior to age 62 and by an additional four twelfths of one percent for each of the next 12 months and by an additional three-twelfths of one percent for each month prior to age 57.

For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by five ninths of one percent for each of the first 60 months prior to age 65 and an additional five eighteenths of one percent for each month prior to age 60.

PENSION EQUITY PLAN

A participant under the Pension Equity Plan would receive a single sum pension that would equal the total accumulated percentage (as described below) times final average compensation (as defined above).

Total accumulated percentage is the sum of annual percentages earned for each year of benefit service. The percentage earned for any given year of benefit service ranges from three percent to six percent based on age:

■	Under age 30: 3% per year of benefit service

■	Age 30 to age 39: 4% per year of benefit service

■	Age 40 to age 49: 5% per year of benefit service

■	Age 50 and over: 6% per year of benefit service

Effective January 1, 2008, the ITT Salaried Retirement Plan was amended to provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement.

The 2017 Pension Benefits table provides information on the pension benefits for the NEOs. Ms. Ramos and Mr. Scalera participated under the terms of the plan in effect for employees hired after January 1, 2005. The Traditional Pension Plan accumulated benefit an employee earned over his or her career with the Company is payable on a monthly basis starting after retirement. Employees may retire as early as age 50 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above. The Pension Equity Plan benefit can be received as a lump sum or an annuity following termination. Mr. Scalera participated in the Pension Equity Plan formula prior to 2011. Ms. Ramos has always participated only under the Traditional Pension Plan formula. Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2017, this limit is $215,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a) (17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2017, this limit is $270,000.

2017 PENSION BENEFITS TABLE

Named Executive Officer	Plan Name	Number of Years Credit Service (#)	Present Value of Accumulated Benefit at Earliest Date for Unreduced Benefit	Payments During Last Fiscal Year
Denise L. Ramos	ITT Salaried Retirement Plan	4.33	$ 186,373	$ —
Thomas M. Scalera(1)	ITT Salaried Retirement Plan	5.77	56,105	—
Luca Savi(2)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Mary Beth Gustafsson(3)	ITT Salaried Retirement Plan	N/A	N/A	N/A
Victoria L. Creamer(3)	ITT Salaried Retirement Plan	N/A	N/A	N/A

(1)	Mr. Scalera has an accrued benefit under both the Traditional Pension Plan formula and the Pension Equity Plan formula. His lump sum Pension Equity Plan benefit is $51,304 under the ITT Salaried Retirement Plan as of December 31, 2017.
(2)	Mr. Savi receives statutory retirement benefits under Italian law and additional benefits applicable to Dirigenti employees.
(3)	Ms. Gustafsson and Ms. Creamer were hired after October 31, 2011, the date on which the plans were frozen, therefore they are not eligible to participate in the plans.

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Assumptions used to determine present value as of December 31, 2017 are generally consistent with those used by Harris Corporation (the acquirer of the ITT Salaried Retirement Plan from Exelis Inc. in 2015). The assumptions utilized were as follows:

■	Measurement date: December 31, 2017

■	Discount Rate: 3.54%

■	Mortality (pre-commencement): None

■	Mortality (post-commencement): RP-2014 Annuitant Mortality Table, separate rates for males and females

■	Mortality projection (post-commencement): Generational projection with MP-2017 Mortality Improvement Scale from 2006.

■	Normal retirement date: age 65

■	Unreduced retirement date: age 65

■	Assumed benefit commencement date: age 65

■	Accumulated benefit is calculated based on credited service and pay as of October 31, 2011

■	For benefits under the Traditional Pension Plan formula, present value is based on the single life annuity payable at assumed benefit commencement date.

■	For benefits under the Pension Equity Plan formula, present value is based on projected lump sum value at assumed benefit commencement date; Pension Equity Plan value is projected from December 31, 2017, to age 65 using an interest crediting rate of 1.55% for the ITT Salaried Retirement Plan.

■	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at benefit commencement date.

2017 NONQUALIFIED DEFERRED COMPENSATION

ITT DEFERRED COMPENSATION PLAN

The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible employees with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable, except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the ITT Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and employees will have the rights of an unsecured general creditor with respect to those funds.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP award deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

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The table below shows the annual rate of return for the funds available under the ITT Deferred Compensation Plan, as reported by the administrator for the calendar year ended December 31, 2017.

Name of Fund	Rate of Return 1/1/17 to 12/31/17	Name of Fund	Rate of Return 1/1/17 to 12/31/17
Fixed Rate Option(1)	3.35%	American Funds EuroPacific Growth (REREX)	30.70%
PIMCO Total Return Institutional (PTTRX)	5.13%	First Eagle Overseas A (SGOVX)	14.05%
PIMCO Real Return Institutional (PRRIX)	3.92%	Lazard Emerging Markets Equity Open (LZOEX)	27.73%
T Rowe Price High Yield (PRHYX)	7.37%	Clearbrige Small Cap Growth IS (LMOIX)	25.47%
Dodge & Cox Stock (DODGX)	18.33%	DFA US Targeted Value I (DFFVX)	9.59%
Vanguard Developed Markets Index Inv (VDVIX)	26.31%	Invesco Global Real Estate A (AGREX)	12.66%
Vanguard 500 Index (VFINX)	21.67%	Model Portfolio(2) — Conservative	6.27%
American Funds Growth Fund of America R4 (RGAEX)	26.09%	Model Portfolio(2) — Moderate Conservative	10.88%
Artisan Mid Cap (ARTMX)	20.48%	Model Portfolio(2) — Moderate	14.47%
Vanguard Selected Value Inv (VASVX)	19.51%	Model Portfolio(2) — Moderate Aggressive	17.62%
Vanguard Federal Money Market Inv (VMFXX)	0.81%	Model Portfolio(2) — Aggressive	21.53%
Harbor International (HIINX)	22.45%	ITT Stock Fund (ITT)	40.06%
Vanguard Total Bond Market Index (VBMFX)	3.46%

(1)	The Fixed Rate Option rate is based on guaranteed contractual returns from the insurance company provider.
(2)	The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

ITT Supplemental Retirement Savings Plan. Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the tax-qualified plan to $270,000 in 2017, the Company has established and maintains a non-qualified unfunded ITT Supplemental Retirement Savings Plan to allow for Company contributions based on base salary and actual annual bonus paid in excess of these limits. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Effective January 1, 2012, the plan was amended to no longer permit employee contributions.

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2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below shows nonqualified deferred compensation activity for the NEOs for 2017.

Name	Executive Contributions Last Fiscal Year(1)	Registrant Contributions Last Fiscal Year(2)	Aggregate Earnings Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Denise L. Ramos
Non-qualified savings	$—	$158,941	$17,635	$—	$1,002,079
Deferred compensation	—	$—	115,756	166,833	3,570,704
TOTAL	—	158,941	133,391	166,833	4,572,783
Thomas M. Scalera
Non-qualified savings	—	38,338	4,024	—	234,741
Deferred compensation	—	—	—	—	—
TOTAL	—	38,338	4,024	—	234,741
Luca Savi
Non-qualified savings	—	—	—	—	—
Deferred compensation	—	—	—	—	—
TOTAL	—	—	—	—	—
Mary Beth Gustafsson
Non-qualified savings	—	15,427	1,377	—	85,619
Deferred compensation	247,138	17,300	41,121	—	676,239
TOTAL	247,138	32,727	42,498	—	761,858
Victoria L. Creamer
Non-qualified savings	—	17,223	574	—	41,617
Deferred compensation	—	—	—	—	—
TOTAL	—	17,223	574	—	41,617

Note: “Non-qualified savings” represent amounts in the ITT Supplemental Retirement Savings Plan. “Deferred compensation” earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of the investment funds as provided in the table above.

(1)	Ms. Gustafsson deferred a portion of her 2016 bonus that was paid in March 2017. None of the other NEOs elected to defer their 2016 bonus.
(2)	Amounts represent the core, match and applicable transition employer contributions into the ITT Supplemental Retirement Savings Plan (Non-qualified savings) and the ITT Deferred Compensation Plan (Deferred compensation).
(3)	As noted in the Summary Compensation Table, the fixed rate investment option in the ITT Deferred Compensation Plan was set at 3.35% for 2017. The rate exceeded the Applicable Federal Long-term Rate of 2.72% by 0.63 percentage points. Ms. Ramos received $21,769 and Ms. Gustafsson received $2,412 as a result of the earnings in excess of the AFR. The rate of 3.35% is based on a guaranteed contractual return from the insurance company provider.

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POTENTIAL POST-EMPLOYMENT COMPENSATION

The potential post-employment compensation tables reflect the amount of compensation payable to each of the NEOs in the event their employment with us ceases, including voluntary termination, termination for cause, death or disability, termination without cause, or termination in connection with a change of control. Post-separation compensation of our NEOs, other than Mr. Savi, is governed by the ITT Senior Executive Severance Pay Plan. In addition, post-separation compensation of all of our NEOs is governed by the ITT Senior Executive Change in Control Severance Pay Plan (applicable to situations involving a change of control) and our equity award agreements. In the case of Mr. Scalera, the length of his severance benefit is specified in a 2011 employment letter entered into at the time of the Spin Transaction. Ms. Ramos’ post-separation compensation and the severance terms applicable to her in the event of an acceleration event are covered under her employment agreement.

The amounts shown in the potential post-employment compensation tables are estimates, assuming that the triggering event occurred on December 31, 2017, including amounts that would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the closing price of the Company’s stock on December 29, 2017, the last trading day of 2017, which was $53.37.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES

The amounts shown in the tables in this section do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

■	Accrued salary and vacation pay.

■	Regular pension benefits under the ITT Salaried Retirement Plan (frozen as of the date of the Spin Transaction and transferred to Exelis Inc., which was acquired by Harris Corporation). ITT participants do not accrue any additional service credit under the plan in the event of a termination. See the section “Post-Employment Compensation” in the Compensation Discussion and Analysis for more information.

■	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance (if eligible as of the date of the Spin Transaction). Employees who terminate prior to retirement are eligible for continued benefits under COBRA.

■	Distributions of plan balances under the ITT Retirement Savings Plan and amounts under the ITT Supplemental Retirement Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the ITT Salaried Retirement Plan, frozen benefits under such plan may be deferred to age 65, but may become payable at early retirement age, or earlier for benefits under the Pension Equity Plan formula. Employees of the Company do not have to terminate employment in order to receive their benefits from the ITT Salaried Retirement Plan since the plan is now sponsored by Harris Corporation.

ITT SENIOR EXECUTIVE SEVERANCE PAY PLAN

The ITT Senior Executive Severance Pay Plan provides overall cash severance benefits to executives, provides participants with outplacement assistance for one year and does not allow for the vesting of equity awards during the severance period. The amount of severance pay under this plan depends on the executive’s base pay and years of service, not to exceed 12  months of base pay. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function.

No severance is provided if an employee is terminated for cause, because the Company believes employees terminated for cause should not receive additional compensation.

In addition, the Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Corporate Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. For six months following the termination date, the executive will continue to be eligible for healthcare benefits and for 12 months the executive will entitled to outplacement support. Severance pay will start within 60 days following the covered executive’s scheduled termination date.

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CEO EMPLOYMENT AGREEMENT

Under the terms of Ms. Ramos’ employment agreement, should Ms. Ramos be terminated by the Company other than for cause and other than in the event of a change of control, Ms. Ramos is entitled to a severance benefit in an amount equal to two times the sum of her then-current base salary and target annual incentive. The information under the heading “CEO Compensation and Employment Agreement” and the Potential Post-Employment Compensation table for Ms. Ramos below provides additional information.

ITT SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN

This plan provides two levels of benefits for covered executives, based on their position within the Company. The Compensation and Personnel Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. Executive Vice Presidents and Senior Vice Presidents receive the higher level and certain Vice Presidents the second level. Under the ITT Senior Executive Change in Control Severance Pay Plan, if a covered executive is terminated within two years of a change in control or in contemplation of a change in control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of a change in control, he or she would be entitled to:

■	Any accrued but unpaid base salary, bonus (AIP award), vacation and unreimbursed expenses;

■	Two or three times the current base salary and target annual incentive as of the termination date;

■	A lump sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan, such percentage rate not to exceed 7% per year;

■	Subsidized healthcare benefits for six months after termination; and

■	One year of outplacement assistance.

All of the NEOs, other than Ms. Ramos, are covered at the highest level of benefits. The severance terms for Ms. Ramos in the occurrence of an acceleration event are covered under her employment agreement.

CHANGE IN CONTROL ARRANGEMENTS

There are change in control provisions in various Company plans, which were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than in the interests of the shareholders.

The payment or vesting of awards or benefits under certain of the plans listed below are accelerated solely upon the occurrence of a change in control of the Company. As described on the next page, our equity plans and our severance pay plans have “double triggers,” requiring both a change in control and a termination of employment to accelerate the vesting of unvested awards.

The following Company plans have change in control provisions:

■	2011 Omnibus Incentive Plan

■	2003 Equity Incentive Plan

■	ITT Annual Incentive Plan for Executive Officers

■	ITT Senior Executive Change in Control Severance Pay Plan

■	ITT Change in Control Severance Pay Plan

■	ITT Deferred Compensation Plan

■	ITT Supplemental Retirement Savings Plan

■	Ramos Employment Agreement

The 2011 Plan, 2003 Equity Incentive Plan, ITT Annual Incentive Plan for Executive Officers, ITT Senior Executive Change in Control Severance Pay Plan, and ITT Change in Control Severance Pay Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock.

2.	A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock.

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3.	The shareholders of the Company approved, and the Company fully executed:

(a) Any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b) Any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

4.	A majority of the members of the Board of Directors of the Company changed within a 12 month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12 month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12 month period.

5.	Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

The ITT Supplemental Retirement Savings Plan and ITT Deferred Compensation Plan consider a change in control to have occurred if one of the following acceleration events occurs:

1.	A majority of the members of the Board of Directors of the Company changed within a 12 month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12 month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12 month period.

2.	Any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares that, together with shares held by such person or group constitutes more than 50% of the total fair market value or total voting power of the shares of the Corporation.

3.	Either (i) a person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), acquires ownership of shares possessing 30% or more of the total voting power of the shares of the Corporation, taking into account all such shares acquired during the 12 month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

4.	A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury Regs. 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12 month period ending on the date of the most recent acquisition.

Beginning with the Company’s annual grant cycle in March 2014, all long-term incentive awards (PSUs, RSUs and stock options) have included a “double trigger” provision, whereby no benefits will be paid to an executive unless (i) a change in control of the Company has occurred and (ii) there has been a specified change in the employment status of the executive within a period of time following the change in control. For example, if a covered executive is terminated without cause within two years of a change in control or terminates his or her employment for good reason within two years of a change in control, or is terminated before the change in control occurs, but after its announcement or at the request of a participant, he or she would be entitled to vesting of long-term incentive awards pursuant to the award agreements. The ITT Senior Executive Change in Control Severance Plan and ITT Change in Control Severance Pay Plan also have double trigger provisions. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices.

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Potential post-employment compensation arrangements are more fully described for the NEOs in the following table. As noted above, this table assumes a triggering event as of December 31, 2017.

	Resignation or Termination for Cause	Death or Disability	Termination Not For Cause	Termination Not For Cause or With Good Reason After Change of Control
Denise L. Ramos
Cash Severance(1)	$—	$—	2,000,000	3,000,000
AIP	—	—	2,000,000	3,000,000
Unvested Equity Awards(2)	—	18,524,556	11,353,952	18,524,556
ITT Supplemental Retirement Savings Plan(3)	—	—	—	210,000
Other Benefits(4)	—	—	61,584	77,376
TOTAL(5)	$—	18,524,556	15,415,536	24,811,932
Thomas M. Scalera
Cash Severance(1)	$—	$—	600,833	1,545,000
AIP	—	—	—	1,158,750
Unvested Equity Awards(2)	—	3,942,756	2,472,980	3,942,756
ITT Supplemental Retirement Savings Plan(3)	—	—	—	108,150
Other Benefits(4)	—	—	37,896	37,896
TOTAL(5)	$—	3,942,756	3,111,709	6,792,552
Luca Savi
Cash Severance(1)	$—	$—	539,575	1,618,725
AIP	—	—	—	1,375,917
Unvested Equity Awards(2)	—	3,316,258	1,931,660	3,316,258
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—
Other Benefits(4)	—	—	30,000	30,000
TOTAL(5)	$—	3,316,258	2,501,235	6,340,900
Mary Beth Gustafsson
Cash Severance(1)	$—	$—	460,000	1,380,000
AIP	—	—	—	1,035,000
Unvested Equity Awards(2)	—	2,986,858	1,825,144	2,986,858
ITT Supplemental Retirement Savings Plan(3)	—	—	—	96,600
Other Benefits(4)	—	—	37,896	37,896
TOTAL(5)	$—	2,986,858	2,323,040	5,536,354
Victoria L. Creamer
Cash Severance(1)	$—	$—	319,423	1,132,500
AIP	—	—	—	792,750
Unvested Equity Awards(2)	—	1,655,169	1,056,716	1,655,169
ITT Supplemental Retirement Savings Plan(3)	—	—	—	67,950
Other Benefits(4)	—	—	37,896	37,896
TOTAL(5)	$—	$1,655,169	1,414,035	3,686,265

(1)	Under the terms of Ms. Ramos’ employment agreement, should she be terminated other than for cause and other than for an acceleration event, Ms. Ramos will be entitled to receive severance pay in an amount equal to two times the sum of her (x) annual base salary and (y) target annual incentive. Under the ITT Senior Executive Severance Pay Plan, Mr. Scalera’s 2011 employment letter entered into at the time of the Spin Transaction, and as described elsewhere in this section, the other NEOs will receive base salary after termination without cause for the following severance periods: Mr. Scalera 14 months, Mr. Savi 12 months, Ms. Gustafsson 12 months, and Ms. Creamer 44 weeks. In the event of termination following a

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change of control, all NEOs, with the exception of Ms. Ramos, are covered under the Company’s ITT Senior Executive Change in Control Severance Pay Plan, described elsewhere in this section and, under the terms of the plan, would be paid a lump sum payment equal to the sum of (x) three (3) times the current annual base salary rate paid at the time of termination of employment, and (y) three (3) times the annual bonus awarded (whether or not deferred). In the event of termination following a change of control, Ms. Ramos will, subject to certain conditions and limitations set forth in her employment agreement, be entitled to severance pay in an amount equal to three times the sum of (x) annual base salary and (y) the greater of the annual incentive (assumed at target) or the actual bonus most recently paid, payable in installments over 24 months. Mr. Savi’s salary and AIP have been converted from euros to U.S. dollars using the 2017 average exchange rate of 1.13.
(2)	Unvested equity awards reflect the market value of stock and in the money value of stock options based on the Company’s December 29, 2017 closing stock price of $53.37. Termination provisions are set forth in the specific award agreements.
(3)	No additional ITT Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the ITT Senior Executive Change in Control Severance Pay Plan.
(4)	“Other Benefits” includes healthcare benefits and outplacement services. Under Ms. Ramos’ employment agreement, Ms. Ramos will continue to be eligible to participate in Company benefit plans for a period of two years after termination not for cause. Under the ITT Senior Executive Severance Pay Plan, the other NEOs will continue to receive subsidized healthcare benefits during the severance period for the first six months after termination without cause. In the event of a change of control, Ms. Ramos will continue to be eligible to participate in Company benefit plans for a period of three years as outlined in her employment agreement. The other NEOs are covered under the ITT Senior Executive Change in Control Severance Pay Plan, and will receive subsidized healthcare benefits during the severance period for the first six months after termination without cause.
(5)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change of control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

CEO PAY RATIO

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and report a reasonable estimate of the ratio of the annual total compensation of our CEO to the median total compensation of our other employees. For 2017, we calculated the CEO Pay Ratio to be 198.

The date used to determine the median employee was October 27, 2017. To identify the median employee we included annual salary, bonus payments and overtime payments. For U.S. employees we also included an estimate of Company contributions to individual 401(k) retirement accounts. We annualized the compensation of full-time and part-time employees that joined ITT after January 1, 2017. No cost of living adjustments were utilized in identifying our median employee or calculating the pay ratio disclosed above. To account for employees paid in currencies other than the U.S. dollar, we used currency exchange rates as of December 31, 2017 to convert their compensation into U.S. dollars.

We started with 10,620 full time, part-time and temporary employees who were paid directly by ITT or our subsidiaries, and also included contractors for whom ITT or our subsidiaries determine compensation, but were employed by third parties as of October 27, 2017. We then excluded 666 employees that joined ITT through the acquisition of Axtone, which was completed on January 26, 2017.

Accordingly, our total employee population for purposes of the pay ratio calculation was 9,954, consisting of 3,191 U.S. employees and 6,763 non-U.S. employees located in 33  different  countries. We then excluded 104 employees from India and 38 employees from Thailand (representing all employees from these countries) under an applicable exemption for limited numbers of non-U.S. employees. The excluded employees in these countries represent less than 5% of our total employee population. The total compensation of our median employee was determined to be $37,958.

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COMPENSATION AND PERSONNEL COMMITTEE REPORT

ITT’s Compensation and Personnel Committee is responsible for the overall design and governance of the Company’s executive compensation program, senior leadership development and talent management programs. The Compensation and Personnel Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation and Personnel Committee considers and monitors appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS

In performing its governance function, with regard to the Compensation Discussion and Analysis, the Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance. The Compensation and Personnel Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2017 Annual Report on Form 10-K and this Proxy Statement.

This report is furnished by the members of the Compensation and Personnel Committee.

■ Orlando D. Ashford	■ Christina A. Gold	■ Richard P. Lavin (Chair)
■ Mario Longhi	■ Rebecca A. McDonald

2017 NON-MANAGEMENT DIRECTOR COMPENSATION

The table below represents the 2017 compensation for our non-management directors. As discussed in more detail in the narrative following the table, all non-management directors receive the same cash fees and stock awards for their service, which consists of a $100,000 annual cash retainer and an annual RSU award with a value of $100,000, except for the following: Mr.  MacInnis, as Non-Executive Chairman, received an additional $62,500 cash payment and an additional RSU award with a value of $62,500; Mr. Powers as Audit Committee Chair, received an additional $15,000 cash payment; and Ms. Gold as Compensation and Personnel Committee Chair, received an additional $10,000 cash payment. In February 2018, Mr. DeFosset was named Chair of the Nominating and Goverance Committee and Mr. Lavin was named Chair of the Compensation and Personnel Committee. Both Mr. DeFosset and Mr. Lavin received $5,000 as pro-rated compensation for their service as chairs during the 2017-2018 term. As a management director, Ms. Ramos does not receive compensation for Board service.

Compensation is paid to non-management directors in a lump sum following the annual meeting at which they are elected. Non-management directors who join the Board of Directors during the course of a year receive their compensation promptly following their election, in amounts that are pro-rated to reflect their partial year of service on the Board. Non-management directors may also choose to defer receipt of either or both of their cash retainer and equity retainer. The grant date fair value of stock awards granted to non-management directors in 2017 is provided in footnote (2) to the table below. Stock awards are composed of RSUs.

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Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Orlando D. Ashford	$ 100,000	$ 100,038	$ 200,038
Geraud Darnis	100,000	100,038	200,038
Donald DeFosset, Jr.	105,000	100,038	205,038
Nicholas C. Fanandakis	100,000	100,038	200,038
Christina A. Gold	110,000	100,038	210,038
Richard P. Lavin	105,000	100,038	205,038
Mario Longhi(3)	66,667	66,707	133,374
Frank T. MacInnis	162,500	162,505	325,005
Rebecca A. McDonald	100,000	100,038	200,038
Timothy H. Powers	115,000	100,038	215,038

(1)	Fees may be paid in cash at the time they are earned, or deferred, at the election of the director. Non-management directors may irrevocably elect deferral into an interest-bearing cash account or into the ITT Stock Fund, which is a tracking fund that invests in Company stock.
(2)	Awards are made in RSUs and they reflect a grant date fair value computed in accordance with GAAP. The grant date fair value of the RSUs granted on May 10, 2017, the date of our 2017 Annual Meeting, was $100,038. The closing price of ITT stock on that date was $41.70. The equity component of the non-management director compensation program was increased from $90,000 to $100,000 in May 2016 after a review by Pay Governance of market comparison data. Non-management director compensation had been unchanged since prior to the Spin Transaction.
(3)	Mr. Longhi was elected to the Board of Directors on October 11, 2017 and therefore he received compensation that was pro-rated to reflect his partial year of service on the Board for the 2017-2018 director term. He was paid cash of $66,667 and was granted 1,460 RSUs on October 11, 2017 with a grant date fair value of $66,707. The closing price of ITT stock on that date was $45.69.

NON-MANAGEMENT DIRECTOR STOCK AWARDS AND OPTION AWARDS OUTSTANDING AT DECEMBER 31, 2017 FISCAL YEAR-END

Non-Management Director Name	Stock Awards	Option Awards
Orlando D. Ashford	2,399	—
Geraud Darnis	2,399	—
Donald DeFosset, Jr.	7,478	—
Nicholas C. Fanandakis	2,399	—
Christina A. Gold	15,039	—
Richard P. Lavin	2,399	—
Mario Longhi	1,460	—
Frank T. MacInnis	18,926	1,430
Rebecca A. McDonald	4,570	—
Timothy H. Powers	7,430	—

Outstanding stock awards include unvested RSUs granted under the 2011 Plan and vested but deferred restricted shares and RSUs granted under the 2011 Plan, the ITT 1996 Restricted Stock Plan for Non-Employee Directors and the Amended and Restated 2003 Equity Incentive Plan. RSUs granted to non-management directors vest one business day prior to the next annual meeting. Unvested RSUs do not earn dividends or carry voting rights while unvested, however dividend equivalents are accrued during this period and are paid out in cash following vesting of the award.

ITT reimburses directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes).

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NON-MANAGEMENT DIRECTOR STOCK OWNERSHIP GUIDELINES

ITT’s stock ownership guidelines currently provide for non-management directors to achieve stock ownership levels of five times the annual base cash retainer amount within five years of joining the Board. Non-management directors receive a portion of their retainer in RSUs, which are paid in shares when the RSUs vest. Non-management directors are required to hold such shares until their total share ownership meets or exceeds the ownership guidelines. Both the guidelines, and compliance with the guidelines, are monitored periodically. All non-management directors with at least one full year of service on the Board of Directors own stock in the Company. Directors are also subject to the Company’s policy prohibiting hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. The Company also prohibits directors from pledging Company securities as collateral for a loan.

Indemnification and Insurance. As permitted by its By-laws, ITT indemnifies its directors to the full extent permitted by law and maintains insurance to protect the directors from liabilities, including certain instances where ITT could not otherwise indemnify them. All directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-management directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

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APPROVAL OF AN AMENDMENT TO ITT’S ARTICLES OF INCORPORATION TO REDUCE THE THRESHOLD REQUIRED FOR SHAREHOLDERS TO CALL A SPECIAL MEETING (PROXY ITEM NO. 4)

Our Board of Directors has proposed, and unanimously recommends that shareholders approve, an amendment to our Articles of Incorporation to reduce the requisite percentage of shareholders required to call a special meeting of shareholders from 35% to 25%.

CURRENT AND PROPOSED STANDARDS

In May 2011, shareholders approved an amendment to Article Fifth of our Articles of Incorporation to allow shareholders to call a special meeting of the Company’s shareholders, but only by shareholders holding an aggregate “net long position” of at least 35% of the voting power of the outstanding capital stock of the Company. The Board of Directors concurrently adopted Section 1.4 of our By-laws, which consists of corresponding procedural and informational requirements for shareholders to call a special meeting, including a reference to the 35% ownership threshold. We refer to these provisions collectively as the “Current Standards.” The Current Standards were approved by approximately 99% of the shareholders who voted on the proposal at the 2011 Annual Meeting of Shareholders.

If this proposal is adopted, we will file Restated Articles of Incorporation with the Secretary of State of the State of Indiana and adopt a corresponding amendment to our By-laws to reduce to 25% the threshold that is required for shareholders to call a special meeting of shareholders. The amendment to the By-laws does not require shareholder approval and will take effect subject to approval of the amendment to our Articles of Incorporation at the Annual Meeting. We refer to the reduced 25% threshold for calling a special meeting as the “Proposed Standards.”

The descriptions of the amendments to the Articles of Incorporation and By-laws, respectively, are qualified in their entirety by the complete text of the proposed amendment to the Articles of Incorporation, which is set forth in Appendix A, and the corresponding amendment to the By-laws, which is set forth in Appendix B.

REASONS FOR ADOPTING THE PROPOSED STANDARDS

We received a shareholder proposal for our 2018 Annual Meeting seeking to reduce to 10% the threshold required for shareholders to call a special meeting of shareholders. In light of growing shareholder support for thresholds lower than 35%, the Board began to reevaluate the Current Standards and engaged in discussions with a number of shareholders regarding the appropriate threshold for shareholders to call a special meeting. As a result of this outreach, the Board of Directors concluded that reducing the ownership threshold required to call a special meeting from 35% to 25% was appropriate in light of the Company’s governance policies, the practices of other companies of comparable size and feedback from our shareholders. In response to our stated intention to present the Proposed Standards for a shareholder vote, the shareholder proposal was withdrawn.

The Board believes that a 25% threshold would ensure that shareholders have a meaningful right to bring matters before all shareholders on an expedited basis, rather than waiting for the next annual meeting. At the same time, this threshold would help to ensure that the right to call a special meeting is exercised only when a sufficiently broad base of our shareholders have an interest in addressing a topic on an expedited basis. The Board also believes that calling a special meeting of shareholders is not a matter to be taken lightly, and that a special meeting should only be called by shareholders representing a substantial percentage of the voting power of the Company’s capital stock. The Board of Directors believes that a 10% threshold would introduce a risk that a minority of shareholders could submit a meeting request covering agenda items relevant only to particular constituencies as opposed to shareholders generally. In addition, organizing and preparing for a special meeting imposes substantial legal and administrative costs and involves a significant commitment of management time and focus that could divert attention from our operations. Accordingly, the Board believes that the proposed 25% threshold strikes the appropriate balance between these competing concerns.

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THE PRACTICES OF THE COMPANY’S PEERS

In evaluating the Current Standards and making its decision to seek shareholder approval of the Proposed Standards, the Board of Directors considered the special meeting provisions of the 16 companies making up the Company’s Representative Peer Group as disclosed on page 40 of this Proxy Statement, as well as the practices of larger companies that are members of the S&P 500. As of the date this Proxy Statement was approved, nine of the 16 companies in our peer group had provisions in their charters or bylaws that allowed their shareholders to call special meetings (seven had no such right at all). Of the nine companies that had provisions allowing shareholders to call special meetings, three companies had a special meeting threshold below the Company’s current 35% standard. Similarly, although we are not a member of the S&P 500, the Board considered the practices of S&P 500 companies generally as an indicator of the practices of large companies. The Board observed that a plurality of such companies do not provide shareholders with a right to call a special meeting, but that among companies that do provide shareholders with a special meeting right, the most prevalent threshold is 25%.

In light of these findings, the Board of Directors believes that by reducing the threshold to 25%, the Company’s special meeting provisions would compare favorably with those of similarly situated companies.

SHAREHOLDER FEEDBACK

The Board of Directors also discussed the Current Standards as part of the Company’s shareholder engagement cycle discussed earlier in this Proxy Statement under “Shareholder Engagement.” A number of the Company’s largest shareholders expressed a preference for a threshold that was lower than 35%. Most shareholders with whom the Company engaged indicated that they did not think there was a “one size fits all” rule in this area, and that an appropriate provision would be dependent on the size of the company, governance profile of the company, the company’s shareholder base, the Board’s viewpoint on the appropriate threshold and the balance between providing shareholders with access to this important right and avoiding undue expense and disruption to the Company.

The Board of Directors is strongly committed to good governance practices and is highly interested in the views and concerns of the Company’s shareholders. Shareholder feedback is a key input to the Board’s views on this matter and on other corporate governance practices. In assessing the shareholder proposal and other shareholder feedback on this matter, the Board has reviewed the Current Standards and the corresponding policies of other companies. The Board believes the right to call a special meeting should be exercised judiciously and only in consideration of extraordinary, time-sensitive events that are of interest to a broad base of shareholders. The Board concluded that the Proposed Standards are consistent with this objective and that approval of the Proposed Standards is in the best interests of the Company and its shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPANY’S PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO REDUCE THE THRESHOLD FOR SHAREHOLDERS TO CALL A SPECIAL MEETING TO 25%. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

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OTHER MATTERS

INFORMATION ABOUT THE PROXY STATEMENT & VOTING

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of record of ITT Inc., an Indiana corporation in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on May 23, 2018. The Annual Meeting will be held at 9:00 a.m. Eastern Time at ITT Inc. Headquarters, 1133 Westchester Avenue, White Plains, NY 10604.

Why did I receive these proxy materials? Beginning on or about April 9, 2018, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of March 26, 2018, the record date, as part of the Board of Directors’ solicitation of proxies for the Annual Meeting, including any adjournments or postponements thereof. This Proxy Statement and the ITT 2017 Annual Report to Shareholders (the “Annual Report”) and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes is relevant to shareholders in voting on the matters to be addressed at the Annual Meeting.

Who is entitled to vote? You can vote if you owned shares of the Company’s common stock as of the close of business on March 26, 2018, the record date.

How do I get admitted to the Annual Meeting? Only shareholders of record or beneficial owners of the Company’s common stock as of the record date may attend the Annual Meeting in person. You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. We encourage you to vote your proxy as soon as possible, even if you plan to attend the Annual Meeting, but please keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. Please note that if you plan to attend the Annual Meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained below. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of common stock, to:

ITT Inc.
1133 Westchester Avenue
White Plains, NY 10604
Attn: Corporate Secretary

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting.

VOTING INFORMATION

How do I vote? Shareholders may vote using any of the following methods:

BY TELEPHONE OR ON THE INTERNET

You can vote by calling the toll-free telephone number on your proxy card or Notice. Please have your proxy card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 22, 2018. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your proxy card.

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BY MAIL

If you received your Annual Meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

IN PERSON AT THE ANNUAL MEETING

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. We encourage you to vote as soon as possible, even if you intend to attend the Annual Meeting in person.

BY GRANTING A PROXY OR SUBMITTING VOTING INSTRUCTIONS

You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record.

What is the difference between a registered owner and a beneficial owner? If your shares are registered in your name with ITT’s transfer agent, EQ Shareholder Services (formerly known as Wells Fargo Shareholder Services), you are a “registered owner,” also sometimes referred to as the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How many votes do I have? You have one vote for every share of common stock that you own as of the record date.

Why does the Board solicit proxies from shareholders? Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

What items are on the agenda for the Annual Meeting? There are four formal items scheduled to be voted upon at the Annual Meeting as described in the Notice of 2018 Annual Meeting of Shareholders. As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Annual Meeting, the people named on the accompanying proxy card (or, if applicable, their substitutes), will have the discretion to vote on those matters for you.

How will my shares be voted at the Annual Meeting? At the Annual Meeting, the people named on the accompanying proxy card (or if applicable, their substitutes), will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is set forth under “Proxy Statement Executive Summary” on page 9 of this Proxy Statement. With respect to any other business as may properly come before the Annual Meeting, your shares will be voted in accordance with the judgment of the persons voting the proxy.

What if I change my mind? As a holder of record of common stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed, later-dated proxy card with the Corporate Secretary of the Company, at the Company’s principal executive offices as listed on the first page of this Proxy Statement. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you are a beneficial owner of common stock, you should follow the voting directions you will receive from your broker, bank or other holder of record along with the Company’s proxy solicitation materials. As previously noted, you will need a legal proxy from your broker, bank or other holder of record if you prefer to cast your vote in person at the Annual Meeting.

How many shares of ITT stock are outstanding? As of March 26, 2018, the record date, 87,408,880 shares of common stock were outstanding.

How many holders of ITT outstanding shares must be present to hold the Annual Meeting? In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy. The inspectors of election appointed for the Annual Meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

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What is a “broker non-vote”? If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares with respect to certain items of business. If you do not provide voting instructions, your shares will not be voted on any item of business on which the broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote without instructions from you on the election of directors, the advisory vote on the compensation of the Company’s named executive officers, or the advisory vote on the amendment of certain provisions in our Articles of Incorporation that relate to shareholders’ right to call a special meeting, in which case a broker non-vote will occur and your shares will not be voted on these items of business.

If you hold shares of common stock through a broker, bank or other holder of record, follow the voting instructions you receive from that organization.

How many votes are required to elect Directors? How many votes are required for other agenda items to pass?

Election of Directors. The Company’s By-laws provide that in uncontested elections, a director nominee shall be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee (with abstentions and broker non-votes not counted as votes cast with respect to that director nominee). The By-laws further provide that in uncontested elections, any director nominee who fails to be elected by a majority, but who also is a director at the time, shall promptly provide a written conditional resignation, as a holdover director, to the Chairman of the Board or the Corporate Secretary, and remain a director until a successor is elected and qualified. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. As discussed above, brokers (and many banks and other record holders of “street name” shares that follow the applicable NYSE voting rules for member brokers) do not have discretionary voting power with respect to director elections unless they have customer voting instructions. This means that, without your voting instructions on this matter, a broker non-vote will occur because your broker (or bank or other holder of record) does not have the power to vote your shares on the election of directors. As a result, it is very important that you return voting instructions relating to the election of directors to your broker, bank or other holder of record.

All Other Matters. The proposals relating to the selection of the Company’s independent registered public accounting firm and the compensation of the Company’s named executive officers are each advisory in nature and non-binding.

For each of these proposals and for the proposal to amend our Articles of Incorporation to reduce the threshold required for shareholders to call a special meeting to pass, the votes cast in favor of the proposal must exceed the votes cast against the proposal. If you abstain from voting or if there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

How do I vote if I am a participant in the ITT Retirement Savings Plan? If you participate in the ITT Retirement Savings Plan (formerly the ITT Corporation Retirement Savings Plan), your plan trustee will vote the ITT shares credited to your ITT Retirement Savings Plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). The trustee will vote the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the shares held by the ITT Retirement Savings Plan. The trustee votes the shares held in your ITT Retirement Savings Plan account for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the ITT Retirement Savings Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the ITT Retirement Savings Plan to vote these shares, in person or by proxy at the Annual Meeting. ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 20, 2018.

How many shares are held by participants in the ITT Retirement Savings Plan? As of March 26, 2018, the record date, the ITT Retirement Savings Plan held 178,161 shares of common stock (approximately 0.20% of the outstanding shares). J.P. Morgan Chase is trustee of the ITT Retirement Savings Plan.

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Who counts the votes? Is my vote confidential? In accordance with the By-laws, the Company will appoint two Inspectors of Election, who may be officers or employees of the Company, and they will tabulate the votes. The Inspectors of Election monitor the voting and also certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

Who will pay for the cost of this proxy solicitation? ITT will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, has been retained to assist in soliciting proxies for a fee of $12,500, plus distribution costs and other costs and expenses.

What is “householding” and how does it affect me? The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. You may revoke your consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials? We distribute our proxy materials to certain shareholders by giving notice to those shareholders that they may access their proxy materials on the Internet. This so-called “Notice and Access” approach, which is permitted by SEC rules, conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting to shareholders. On April 9, 2018, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

How do I receive proxy materials electronically in the future? This Proxy Statement and the Annual Report are available online at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record. You may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your proxy card handy when you go online.

Beneficial Owners. You also may be able to receive copies of these documents electronically. Check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service or contact them regarding electronic delivery of materials.

How does a shareholder propose matters for consideration at the 2019 annual meeting of shareholders?

Proposals to be included in our proxy statement. Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at our 2019 annual meeting of shareholders, the proposal must be received by us by December 10, 2018. Any such proposal must comply with Rule 14a-8 under the Exchange Act.

Proposals to be brought before the 2019 annual meeting of shareholders. A shareholder seeking to introduce an item of business at the 2019 annual meeting of shareholders must comply with the procedures set forth in our By-laws. If you intend to propose an item of business to be presented at our 2019 annual meeting of shareholders, you must notify us of your intention, in writing, on or after December 10, 2018, but not later than January 9, 2019. In the event that the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2019 annual meeting and not later than 90 calendar days prior to the 2019 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2019 annual meeting is first made.

For any special meeting of shareholders, the item of business must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

How does a shareholder nominate directors for the 2019 annual meeting of shareholders?

Director nominations for inclusion in our proxy statement. In February 2016, we amended our By-laws to implement “proxy access,” which allows a shareholder or group of shareholders meeting certain conditions to nominate directors for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, if the shareholder or group has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the following section.

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If you intend to nominate a director for election at the 2019 annual meeting of shareholders using our proxy access By-law, you must submit the nomination, along with the other materials required by our By-laws, on or after November 10, 2018, but not later than December 10, 2018.

Director nominations to be brought before the 2019 annual meeting of shareholders. If you intend to nominate a director for consideration at the 2019 annual meeting of shareholders, you must notify us in writing of your intention to do so and provide us with the information required by our advance notice By-law on or after December  10, 2018, but not later than January 9, 2019. In the event that the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2019 annual meeting and not later than 90 calendar days prior to the 2019 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2019 annual meeting is first made.

For any special meeting of shareholders, a nomination to be brought before the meeting must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Note that any such nominations will not be included in or voted through the Company’s proxy materials.

What information must I submit with a proposal or nomination? A shareholder’s submission of a proposal or director nomination must include information specified in our By-laws concerning the proposal or nomination, as the case may be, and information as to the shareholder’s ownership of common stock. Any person considering submission of a proposal for an item of business or a nomination to be considered at a shareholder meeting should carefully review our By-laws. We will not entertain any proposals or nominations at the 2019 annual meeting of shareholders that do not meet these requirements. The By-laws are available upon request, free of charge, from ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. The By-laws were also filed as Exhibit 3.2 to the Current Report on Form 8-K that we filed with the SEC on May 16, 2016, which is available, free of charge, on the SEC’s website, www.sec.gov, and our Investor Relations website, www.itt.com/investors.

Nominations of directors and notices relating thereto must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, the committee charters and Regulation 14A under the Exchange Act. Any shareholder nominees will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other director nominees. These standards are discussed in further detail elsewhere in this Proxy Statement under the heading of “Corporate Governance and Related Matters—Directors’ Qualification and Selection Process.”

Where should I send a shareholder proposal or director nomination for the 2019 annual meeting of shareholders? If you intend to submit a proposal or director nomination, you must send the proposal or nomination, along with all information required by our By-laws, to our principal executive offices at: ITT Inc., 1133 Westchester Avenue, White Plains, NY 10604, Attention: Corporate Secretary. We strongly encourage any shareholder interested in submitting a proposal or director nomination to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s By-laws. Submitting a shareholder proposal or nomination does not guarantee that we will include it in our Proxy Statement. The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Who can help answer my additional questions? If you have any additional questions about the Annual Meeting or how to vote, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834. Banks and brokers may call collect at 212-750-5833.

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STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

The following table shows the beneficial ownership of our common stock, as of January 31, 2018, by each director, by each of the NEOs, and by all directors and executive officers as a group.

The number of shares beneficially owned by each non-management director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each non-management director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse. No directors or executive officers have pledged any shares of common stock.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Shares Beneficially Owned	Shares Owned Directly(1)	Options(2)	Stock Units(3)	Percent of Class
Denise L. Ramos	480,585	144,367	272,485	63,733	*
Thomas M. Scalera	55,593	7,486	31,285	16,822	*
Luca Savi	69,604	18,024	37,065	14,515	*
Mary Beth Gustafsson	39,997	2,656	27,590	9,751	*
Victoria L. Creamer	15,393		7,640	7,753	*
Orlando D. Ashford	16,249	16,249			*
Geraud Darnis	14,564	14,564			*
Donald DeFosset, Jr.	16,957	11,878		5,079	*
Nicholas C. Fanandakis	1,968	1,968			*
Christina A. Gold	38,895	26,255		12,640	*
Richard P. Lavin	10,270	10,270			*
Mario Longhi(4)					*
Frank T. MacInnis	44,241	27,061	1,430	15,750	*
Rebecca A. McDonald	8,131	5,960		2,171	*
Timothy H. Powers	5,596	565		5,031	*
All Directors and Executive Officers as a Group (18 persons)	846,718	294,213	389,435	163,070	1.0%

*	Less than 1%
(1)	Includes units held as of January 31, 2018 representing interests in the ITT Stock Fund held within the ITT Retirement Savings Plan.
(2)	Exercisable within 60 days of January 31, 2018. The amounts for our executive officers include stock options that vested and became exercisable in February 2018.
(3)	Reflects PSUs and RSUs that vest or that may be settled within 60 days of January 31, 2018. The amounts for Ms. Ramos, Mr. Scalera, Mr. Savi, Ms. Gustafsson and Ms. Creamer include RSUs and PSUs that vested, and were settled in stock, in February 2018. Non-management directors’ total shares beneficially owned include RSUs that have vested but for which settlement is deferred until a later date.
(4)	Mr. Longhi was elected to the Board of Directors on October 11, 2017 and did not have any shares beneficially owned as of January 31, 2018.

The principal occupation and certain other information about the nominees is set forth in “Election of Directors (Proxy Item No. 1).”

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The following table gives information about each person or group of persons whom the Company knows to be the beneficial owner of more than 5% of the outstanding shares of common stock based on information filed by that entity with the SEC on the dates indicated below.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class(4)
The Vanguard Group(1) 100 Vanguard Blvd Malvern, PA 19355	8,117,543	9.22%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	7,413,218	8.40%
FMR LLC(3) 245 Summer Street Boston, MA 02210	5,882,938	6.69%

(1)	As reported on Amendment 6 to Schedule 13G filed on February 7, 2018 The Vanguard Group has sole voting power with respect to 47,369 shares, shared voting power with respect to 10,496 shares, sole dispositive power with respect to 8,067,156 shares, and shared dispositive power with respect to 50,387 shares.
(2)	As reported on Amendment No. 5 to Schedule 13G filed on January 24, 2018, BlackRock, Inc. has sole voting power with respect to 7,040,023 shares, sole dispositive power with respect to 7,413,218 shares, and no shared voting or dispositive power with respect to any shares.
(3)	As reported on Schedule 13G filed on February 13, 2018, FMR LLC has sole voting power with respect to 1,590,170 shares, sole dispositive power with respect to 5,882,938 shares, and no shared voting or dispositive power with respect to any shares.
(4)	Calculations based on the Company’s shares outstanding as of January 31, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than 10% of the outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of, and transactions in, our common stock. Based on our records and other information, we believe that in 2017 our directors and our executive officers who are subject to Section  16(a) met all applicable filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans:
Approved by Security Holders(1)	2,028,986(2)	$32.24(3)	38,247,463(4)
Not Approved by Security Holders	—	—	—
Total	2,028,986	$32.24	38,247,463

(1)	Equity compensation plans approved by shareholders include the 2003 Equity Incentive Plan and the 2011 Plan. Since the approval of the 2011 Plan, no additional awards will be granted under the ITT Amended and Restated 2003 Equity Incentive Plan.
(2)	This amount includes 896,834 shares of common stock that are issuable upon the exercise of outstanding stock options, 719,906 shares of common stock that are deliverable under RSU awards and 412,246 shares of common stock that may be issued under outstanding PSUs, which reflects the 2015 PSUs at their actual 72% payout and the 2016 and 2017 PSUs at the target (100%) number of shares that may be issuable under such awards. The weighted-average remaining contractual life of the total number of outstanding options was 6.5 years as disclosed in Note 16 to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K. The number of shares, if any, to be issued pursuant to outstanding PSUs can range from zero to 200% of the units initially awarded based on our achievement, over a three-year period, of the stated performance goals described in this Proxy Statement.
(3)	The weighted-average exercise price pertains only to outstanding options and not to outstanding restricted stock units or performance units, which by their nature have no exercise price.
(4)	This amount represents the number of shares available for issuance pursuant to equity awards that may be granted in the future under the 2011 Plan.

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FORM 10-K

The Company filed its Annual Report on Form 10-K for the 2017 fiscal year with the SEC on February 16, 2018. A copy of the Company’s Form 10-K (without exhibits or documents incorporated by reference) is included in the 2017 Annual Report to Shareholders that is being delivered or made available via the Internet concurrently with this Proxy Statement to all shareholders.

By Order of the Board of Directors,

Lori B. Marino

Corporate Secretary

Dated: April 9, 2018

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APPENDIX A

Applicable Provisions of the

Amended and Restated Articles of Incorporation of ITT Inc.

Article Fifth

(b) Special meetings of shareholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, (ii) by a majority vote of the entire Board of Directors or (iii) by the Secretary of the Corporation upon the written request (a “Special Meeting Request”) of shareholders of record having, as of the date of the Special Meeting Request, an aggregate “net long position” of at least 25% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (provided that such Special Meeting Request complies and is in accordance with the By-laws of the Corporation), and may not be called by any other person or persons. “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the “net long position” of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the proposed special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The “net long position” shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the shareholders.

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APPENDIX B

Applicable Provisions of the

Amended and Restated By-laws of ITT Inc.

1.4. Special Meetings of Shareholders. (a) Except as otherwise expressly required by applicable law, special meetings of shareholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman, by a majority vote of the entire Board or by the Secretary upon written request in accordance with the Corporation’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), and these By-laws to be held at such date, time and place (within or outside the state of Indiana) as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of shareholders shall come before such meeting.

(b) A special meeting of shareholders shall be called by the Secretary at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of shareholders who are shareholders of record having, as of the date on which such Special Meeting Request is delivered to the Secretary, an aggregate “net long position” (as defined in Article Fifth of the Articles of Incorporation) of at least 25% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting of shareholders (the “Requisite Percentage”) if such Special Meeting Request complies with the requirements of Section 1.4(c) and all other applicable sections of the Articles of Incorporation and these By-laws. The Board shall determine in good faith whether all requirements set forth in these By-laws have been satisfied and such determination shall be binding on the Corporation and its shareholders.

(c) A Special Meeting Request must be delivered by hand or by registered United States mail or courier service, postage prepaid, to the attention of the Secretary. A Special Meeting Request to the Secretary shall be signed and dated by each shareholder of record (or a duly authorized agent of such shareholder) requesting the special meeting of shareholders (each, a “Requesting Shareholder”), shall comply with the shareholder notice and information requirements for annual meetings of shareholders set forth in Sections 1.6(b) through 1.6(d) and, if applicable, the shareholder notice and information requirements for nominations of a person or persons for election as Director(s) as set forth in Section 2.3(a) of these By-laws, and shall also include (i) a statement of the specific purpose or purposes of the special meeting, (ii) the matter(s) proposed to be acted on at the special meeting, (iii) the reasons for conducting such business at the special meeting, (iv) the text of any resolutions proposed for consideration, (v) an acknowledgment by the Requesting Shareholder(s) and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the aggregate net long position of the Requesting Shareholder(s) below the Requisite Percentage following the delivery of the Special Meeting Request shall constitute a revocation of such Special Meeting Request, and (vi) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that, if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within 10 business days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary. In addition, the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the corporation.

(d) Notwithstanding the foregoing provisions of this Section 1.4, a special meeting of shareholders requested by shareholders shall not be held if (i) the Special Meeting Request does not comply with this Section 1.4, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (iii) the Special Meeting Request is received by the Secretary during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting, (iv) an annual or special meeting of shareholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 calendar days before the Special Meeting Request was received by the Secretary, (v) the Board or the Chairman of the Board has called or calls for an annual or special meeting of shareholders to be held within 90 calendar days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes Similar Business, or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. For purposes of this Section 1.4(d), the nomination, election or removal of Directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of Directors, changing the size of the Board and filling vacancies and/or newly created directorships resulting from any increase in the authorized number of Directors. The Board shall determine in good faith whether the requirements set forth in this Section 1.4(d) have been satisfied.

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(e) In determining whether a special meeting of shareholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Shareholders holding less than the Requisite Percentage, the Board may, in its discretion, cancel the special meeting of shareholders. If none of the Requesting Shareholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting of shareholders.

(f) Special meetings of shareholders shall be held at such date, time and place as may be fixed by the Board in accordance with these By-laws; provided, however, that in the case of a special meeting requested by shareholders, the date of any such special meeting shall not be more than 90 calendar days after a Special Meeting Request that satisfies the requirements of this Section 1.4 (or, in the case of multiple Special Meeting requests, the last Special Meeting Request necessary to reach the Requisite Percentage) is received by the Secretary.

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APPENDIX C

List of Companies Utilized from the Willis Towers Watson Compensation Data Bank (CDB) Analysis

2017 Benchmark Group — Willis Towers Watson CDB

(Industrials, Materials, and Energy Companies with Revenue Between Approximately $1.25 & $5.0 Billion)

A.O. Smith	Exelis	Rollins
ABM Industries	Exterran	Rowan Companies
Allegion	Fortune Brands Home & Security	Sensata Technologies
Alliant Techsystems	GATX	ShawCor
Americas Styrenics	Glatfelter	Sigma-Aldrich
AMETEK	Granite Construction	Snap-on
Armstrong World Industries	H.B. Fuller	Sonoco Products
Axiall Corporation	Harsco	Spirit Airlines
Babcock & Wilcox	Herman Miller	SPX
Boise Cascade	Hexcel	Steelcase
Chemtura	HNI	Stolt-Nielsen
Cintas	Hubbell	SunCoke Energy
Clearwater Paper Corporation	International Flavors & Fragrances	Toro
Colfax Corporation	Kennametal	Trinity Industries
Cubic	Kinross Gold	Tronox
Curtiss-Wright	Magellan Midstream Partners	United Launch Alliance
Cytec	Meritor	United Rentals
Deluxe	Nortek	USG Corporation
Donaldson Company	Pall Corporation	UTi Worldwide
Energen	Pitney Bowes	Vulcan Materials
Energy Solutions	PolyOne	Westlake Chemical
EnLink Midstream	Regal-Beloit	Worthington Industries
Equifax	Rockwell Collins	Xylem
Esterline Technologies

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ITT
ENGINEERED FOR LIFE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Telephone and Internet voting are available through 11:59 P.M. Eastern Time on May 22, 2018. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by telephone or on the Internet, you do not need to mail back your proxy card.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

VOTE BY INTERNET - *www.proxyvote.com*
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41777-P05375

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT INC.

The Board of Directors recommends a vote FOR each of these eleven nominees:

Proposal 1

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Orlando D. Ashford	☐	☐	☐
1b. Geraud Darnis	☐	☐	☐
1c. Donald DeFosset, Jr.	☐	☐	☐
1d. Nicholas C. Fanandakis	☐	☐	☐
1e. Christina A. Gold	☐	☐	☐
1f. Richard P. Lavin	☐	☐	☐
1g. Mario Longhi	☐	☐	☐
1h. Frank T. MacInnis	☐	☐	☐
1i. Rebecca A. McDonald	☐	☐	☐
1j. Timothy H. Powers	☐	☐	☐
1k. Denise L. Ramos	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:

	For	Against	Abstain
Proposal 2			
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year	☐	☐	☐
Proposal 3			
3. Approval of an advisory vote on executive compensation	☐	☐	☐
Proposal 4			
4. Approval of an amendment to ITT's Articles of Incorporation to reduce the threshold required for shareholders to call a special meeting	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, please indicate full title. If there is more than one named shareholder, all should sign unless evidence or authority to sign on behalf of others is attached.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners, if applicable) Date

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ITT

ENGINEERED FOR LIFE

ADMISSION TICKET

Annual Meeting of Shareholders

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m. Eastern Time.
If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact us at (914) 641-2000.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

Note: If you plan to attend the Annual Meeting, please indicate your intention to attend by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

The proxy materials for ITT's 2018 Annual Meeting of Shareholders, including the 2017 Annual Report and the 2018 Notice and Proxy Statement are available on the Internet. To view these proxy materials, please visit *www.proxyvote.com.*

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ITT

ENGINEERED FOR LIFE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT INC.
FOR THE ANNUAL MEETING TO BE HELD MAY 23, 2018

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Thomas M. Scalera and Mary E. Gustafsson, or either of them, each with full power of substitution as proxies, to vote all shares of ITT Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. **In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at adjournments or postponements.**

For participants in the ITT Retirement Savings Plan:
Under the savings plan, participants are "named fiduciaries" to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. Eastern Time on May 20, 2018. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this proxy form, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at adjournments or postponements.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be dated and signed on the reverse side.)